                                                                     EXHIBIT 2.1

================================================================================

                              INVASION ENERGY INC.

================================================================================



                            SHARE PURCHASE AGREEMENT

                                  May 4, 2001




      BLAKE, CASSELS & GRAYDON LLP                      BENNETT JONES LLP
         3500 Bankers Hall East                      4500 Bankers Hall East
         855 - 2nd Street S.W.                        855 - 2nd Street S.W.
        Calgary, Alberta T2P 4J8                    Calgary, Alberta T2P 4K7

                            SHARE PURCHASE AGREEMENT
                            ------------------------



     THIS SHARE PURCHASE AGREEMENT is made as of this 4th day of May 2001.

BETWEEN:

          ENRON CANADA CORP., a corporation existing under the laws of the Province of Alberta ("Enron")

                                     -and-

          SKYBIRD ENERGY INC., a corporation existing under the laws of the Province of Alberta ("Skybird")

                                    - and -

          The Other Shareholders of Invasion Energy Inc. (other than Enron and Skybird), as set forth in Schedules 1.2(b) and 1.2(c) who become party hereto (collectively, the "Invasion Minority Shareholders")

          (Enron, in its capacity as a shareholder of Invasion, and the Invasion Minority Shareholders are collectively, the "Invasion Vendors" and individually, an "Invasion Vendor")

                                    - and -

          EVOLVE MANAGEMENT INC., a corporation existing under the laws of the Province of Alberta (the "Manager")

                                     -and-

          JAMES E. PAULSON, an individual resident in the City of Calgary in the Province of Alberta ("Paulson")

                                     -and-

          MICHAEL KANOVSKY, an individual resident in the City of Victoria in the Province of British Columbia ("Kanovsky")

                                     -and-

          YELLOWBIRD PRODUCTS LIMITED, a corporation existing under the laws of the Province of Alberta ("Yellowbird")

                                     -and-

          C2SKY INC., a corporation existing under the laws of the Province of Alberta ("C2Sky")

                                     -and-

          The Other Shareholders of Skybird Energy Inc. (other than C2Sky and Yellowbird but including, for certainty, Paulson and Kanovsky) as set forth in Schedule 1.2(d) who become party hereto (collectively, the "Skybird Minority Shareholders")

          (Yellowbird, C2Sky and the Skybird Minority Shareholders are collectively, the "Skybird Vendors" and individually, a "Skybird Vendor")

                                     -and-

          THE WISER OIL COMPANY OF CANADA, a corporation existing under the laws of the Province of Nova Scotia (the "Purchaser")

                                    - and -

          THE WISER OIL COMPANY, a corporation existing under the laws of the State of Delaware ("Wiser")


WHEREAS:

A. Skybird and Enron are the Requisite Shareholders of Invasion pursuant to the terms of the Invasion Shareholder Agreement.

B. The Total Invasion Shares are currently owned by the Invasion Vendors and Skybird.

C. The Invasion Vendors desire to sell and the Purchaser desires to purchase all of the Invasion Shares, upon and subject to the terms and conditions set forth in this Agreement.

D. Paulson and Kanovsky are the Majority Shareholders of Skybird pursuant to the terms of the Skybird Shareholder Agreement.

E.   The Skybird Shares are currently owned by the Skybird Vendors.

F. The Skybird Vendors desire to sell and the Purchaser desires to purchase all of the Skybird Shares, upon and subject to the terms and conditions set forth in this Agreement.

G. The Skybird Invasion Shares will be purchased by the Purchaser indirectly through the purchase of the Skybird Shares from the Skybird Vendors.

H.   The Enron Royalty and the Enron Debt are currently owned by Enron.

I. Enron desires to sell and the Purchaser desires to purchase the Enron Debt, upon and subject to the terms and conditions set forth in this Agreement.

     NOW THEREFORE, for good and valuable consideration (the sufficiency and receipt of which is acknowledged by each Party), the Parties agree as follows:

                                   ARTICLE 1
                           DEFINITIONS AND SCHEDULES

1.1  Definitions
     -----------
     In this Agreement, including the recitals and the Schedules, unless otherwise stated or the context otherwise requires:

     "Abandonment and Reclamation Obligations" means all remediation and reclamation obligations of Invasion, including:

     (a)  the proper abandonment and reclamation of any Wells; and

     (b) the closure, decommissioning and dismantling of Tangibles, and the restoration of the surface in respect thereto, all in accordance with good oil and gas field practices and in compliance with Applicable Law.

     "Accounting Firm" means KPMG, Chartered Accountants, or such other firm of chartered accountants as may be selected by the Parties.

     "Act" means the Income Tax Act (Canada).

     "Additional Indemnitees" has the meaning set forth in Section 8.1.

     "Adjusted Working Capital" means the amount of the Current Assets of Invasion, as recorded on the Effective Date Balance Sheet, less the aggregate, without duplication, of (i) the amount of the Current Liabilities of Invasion, as recorded on the Effective Date Balance Sheet, plus (ii) the book value of the debt or other liabilities of Invasion (other than the Enron Debt), recorded as a "liability" on the Effective Date Balance Sheet; provided however that (A) all revenues, expenses and costs prior to the Effective Date will be accrued in accordance with GAAP as if received or paid, as the case may be, prior to the Effective Date;
     (B) the Adjusted Working Capital shall be reduced by any amount payable by Invasion to the Manager or any advisor in respect of the transactions contemplated by this Agreement, if such obligations are not accrued and included in the Effective Date Balance Sheet as at the Effective Date; (C) for the purposes of this calculation, no amount shall be included in Current Liabilities for any income taxes payable by Invasion; and (D) the Adjusted Working Capital shall be reduced by $100,000 if the conditions set forth in Section 6.1(j) or 6.1(k) are not satisfied as of the Closing Date, which amount shall be refunded to the Vendors, after deduction therefrom of all costs and expenses, including reasonable fees and disbursements of legal counsel, consultants and advisors and other reasonable out-of-pocket expenses, incurred by

     Invasion and the Purchaser to acquire the balance of the Invasion Shares and/or Skybird Shares. Notwithstanding GAAP, the calculation of Current Liabilities and debt or other liabilities pursuant to (i) and (ii) above specifically excludes any accounting provisions made with respect to GAAP, including but not limited to site restoration, future taxes and any other similar non-cash items.

     "Affiliate" means, in respect of a Person, any other Person or group of Persons acting in concert, directly or indirectly, that controls, is controlled by or under common control with the first mentioned Person, and for the purposes of this definition "control" means the possession, directly or indirectly, by such Person or group of Persons acting in concert, of the power to direct or cause the direction of the management and policies of the first mentioned Person, whether through the ownership of voting securities or otherwise.

     "Agreement" means this Share Purchase Agreement, together with the Schedules attached hereto, all as amended, supplemented or modified from time to time in accordance with the provisions hereof.

     "Applicable Law" means, in relation to any Person, transaction or event, all applicable provisions of laws, statutes, rules, regulations, official directives and orders of all federal, provincial, municipal and local governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party, by which it is bound or having application to the transaction or event in question.

     "Arbitrator" has the meaning set forth in Section 2.3(h).

     "Burdens" means, collectively, Royalty Interests and Security Interests.

     "Business Day" means a day on which banks are generally open for the transaction of commercial business in Calgary, Alberta but does not in any event include a Saturday or a Sunday or a bank holiday under Applicable Law.

     "Certificate" means a written certification of a matter or matters of fact which, if required from a corporation, shall be made by an officer of the corporation, on behalf of the corporation and not in any personal capacity.

     "Closing" means the completion of the purchase and sale of the Purchased Shares as contemplated by this Agreement.

     "Closing Date" means 10:00 a.m. (Calgary Time) on a Business Day mutually agreeable to the Parties no later than May 25, 2001 or such other date as is mutually agreed among the Parties.

     "Compliance Certificate" has the meaning set forth in Section 2.6.

     "Confidentiality Agreement" means the Confidentiality Agreement dated February 27, 2001 between Wiser and Invasion.

     "Current Assets" means the book value of the current assets of Invasion as of the Effective Date determined in accordance with GAAP.

     "Current Liabilities" means the book value of the current liabilities of Invasion, other than the current portion of the Enron Debt as of the Effective Date determined in accordance with GAAP.

     "Deposit" means $5,000,000.

     "Dollar" or "$" means, unless otherwise provided herein, a dollar in the lawful money of Canada.

     "Effective Date" means 8:00 a.m. on April 30, 2001.

     "Effective Date Balance Sheet" means the unaudited balance sheet of Invasion as at the Effective Date, prepared in accordance with GAAP, attached hereto as Schedule 1.2(e).

     "Election Time" has the meaning set forth in Section 4.5(b).

     "Encumbrance Discharge" means, with respect to a Security Interest affecting all or any portion of the PNG Assets, the Purchased Shares or the Skybird Invasion Shares, one or more registrable discharges executed by the holder of the Security Interest which results in a discharge of such Security Interest; provided that to the extent of any Security Interest affecting all or a portion of the PNG Assets, the Purchased Shares or the Skybird Invasion Shares, a letter of no interest executed by the holder of the Security Interest wherein the holder acknowledges it has no interest in the PNG Assets, the Purchased Shares or the Skybird Invasion Shares shall be deemed to be an Encumbrance Discharge.

     "Enron Debt" means the aggregate indebtedness of Invasion to Enron, in the amount of $23,000,000, plus 4.81% of the Purchase Price, as calculated at the Closing Date, being the amount to be paid by Invasion to terminate the Enron Royalty pursuant to the terms hereof immediately prior to Closing.

     "Enron Royalty" means the overriding royalty payable by Invasion to Enron pursuant to the Royalty Agreement.

     "Environmental Damage" means any one or more of:

     (i)   ground water, surface water or aquifer contamination;

     (ii)  soil contamination;

     (iii) corrosion or deterioration of Tangibles;

     (iv)  substance or energy emissions which are either toxic or hazardous;
           and

     (v) death or injury to plant, animals or human beings due in whole or in part to any of the foregoing items (i) through (iv);

     but only to the extent the foregoing is or has been in breach of or exceeds limitations imposed by Environmental Law and shall not include Abandonment and Reclamation Obligations.

     "Environmental Law" means Applicable Law respecting the protection of, or the control of contamination or pollution of, soil, air or water (including ground water).

     "Financial Statements" means collectively, (i) the audited balance sheet of Invasion as at August 31, 2000 and related income statements and statements of changes in financial position for the fiscal year then ended, and (ii) the Effective Date Balance Sheet and related income statements and statements of cashflow of Invasion for the 8 months then ended, copies of which are attached as Schedule 1.2(f).

     "Futures Transaction" means any derivatives transaction (including an agreement with respect thereto) which is commonly referred to as a hedge transaction, rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions.

     "GAAP" or "generally accepted accounting principles" means accounting principles generally accepted at the relevant time in Canada, and where the "CICA Handbook", as amended from time to time, or any successor publication published by the Canadian Institute of Chartered Accountants, contains (i) a single recommendation as to treatment of a matter, such recommendation shall constitute GAAP and generally accepted accounting principles herein, or (ii) more than one recommendation as to treatment of a matter, any of such recommendations shall constitute GAAP and generally accepted accounting principles herein.

     "include" and "including" mean "include, without limitation" and "including, without limitation", respectively.

     "Indemnified Losses" has the meaning set forth in Section 8.1.

     "Interim Period" means the period between the Effective Date and the Closing Date.

     "Invasion" means Invasion Energy Inc., a corporation existing under the laws of the Province of Alberta.

     "Invasion B Shares" means all of the issued and outstanding Class B Common Shares of Invasion except the Skybird Invasion Shares.

     "Invasion C Shares" means all of the issued and outstanding Class C Common Shares of Invasion.

     "Invasion Shareholder Agreement" means the Voting and Shareholders Agreement dated September 21, 1999 among Enron, Skybird, Invasion and the Invasion Minority Shareholders, as amended May 4, 2001.

     "Invasion Shares" means collectively, the Invasion B Shares and the Invasion C Shares.

     "Inventory Price Adjustment" has the meaning provided in Section 2.3(b).

     "Land Schedule" means Schedule 1.2(a), as amended by the Parties at anytime prior to Closing.

     "Lands" means the lands set forth and described in the Land Schedule including the Petroleum Substances within, upon or under the lands (subject to the restrictions and exclusions set forth in the Leases as to the Petroleum Substances and geological formations), but does not include Surface Rights.

     "Leases" means the leases, licences, permits and other documents of title, by virtue of which the holder thereof is entitled to drill for, win, take, store, own or remove the Petroleum Substances or dispose of saltwater brine within, upon or under the Lands or by virtue of which the holder thereof is deemed to be entitled to a share of Petroleum Substances removed from the Lands or any lands with which the Lands are pooled or unitized and includes, if applicable, all renewals and extensions of such documents and all documents issued in substitution therefor.

     "Letter Agreement" means the letter agreement dated April 18, 2001 among Enron, Skybird, Invasion and Wiser, as amended.

     "Majority Shareholders" means Kanovsky and Paulson.

     "Management Agreement" means the Management Agreement dated September 21, 1999 pursuant to which the Manager provides to Invasion management and operational services as specified therein.

     "Miscellaneous Interests" means all of the right, title, interest and estate of Invasion in and to all property, rights and assets, whether contingent or absolute, legal or beneficial, present or future, vested or not, and not being Petroleum and Natural Gas Rights or Tangibles, which pertain to such Petroleum and Natural Gas Rights or Tangibles, including the following property, rights and assets:

     (i) contracts, agreements and documents (including Title and Operating Documents) relating to any of such Petroleum and Natural Gas Rights or Tangibles or any rights in relation thereto;

     (ii) Surface Rights which are used or useful in connection with any of such Petroleum and Natural Gas Rights or Tangibles;

     (iii) permits, licences, authorizations and deposits relating to any of such Petroleum and Natural Gas Rights or Tangibles, or the use thereof;

     (iv) all well bores located on the Lands or lands pooled or unitized therewith which may be used to produce Petroleum Substances from the Lands or lands pooled or unitized therewith or otherwise serve such lands;

     (v) books, maps, records, documents, seismic, geological, data processing, well, plant and other reports, files, data, information, tapes, disks, computer programs, papers or other records, which relate to or are necessary or useful in connection with any of such Petroleum and Natural Gas Rights or Tangibles or any of the property or assets referred to in (i) to (iv) of this definition; and

     (vi) all extensions, renewals, replacements or amendments of the foregoing items described in items (i) to (v) of this definition.

     "Notice of Claim" has the meaning attributed to it in Section 8.1.

     "Objection Date" has the meaning provided in Section 2.3(f).

     "Parties" means the parties to this Agreement and "Party" means any one of them.

     "Permitted Defects" means:

     (i)    Permitted Encumbrances;

     (ii) Abandonment and Reclamation Obligations which under Applicable Law, as of the Closing Date, are not yet required to be undertaken; and

     (iii) any defects which are deemed to be Permitted Defects under Section 4.5(e).

     "Permitted Encumbrances" means:

     (i) easements, rights of way, servitudes or other similar Surface Rights, including rights of way and servitudes for highways, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone or cable television conduits, poles, wires or cables, which do not materially interfere with Invasion's use or enjoyment of the PNG Assets;

     (ii) the right reserved to or vested in any government, municipality or other public authority by the term of any Title and Operating Documents or by Applicable Law to terminate any Title and Operating Documents or to require annual or other periodic payments as a condition of the continuance thereof;

     (iii) rights of general application reserved to or vested in any governmental authority to levy taxes or other levies on Petroleum Substances or the income or revenue therefrom and governmental requirements pertaining to production rates from wells on the Lands or operations being conducted on the Lands or otherwise affecting the value of any property;

     (iv) any rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the PNG Assets in any manner;

     (v)    the terms and conditions of the Title and Operating Documents;

     (vi) undetermined or inchoate liens incurred or created in the ordinary course of business as security in favour of any Person for the Invasion's proportionate share of the costs and expenses applicable to the development or operation of any of the PNG Assets which are not due or delinquent or are being contested in good faith;

     (vii) the reservations, limitations, provisos and conditions in any grants or transfers from the Crown of any of the Lands or interests therein, and statutory exceptions to title;

     (viii) provisions for penalties and forfeitures under agreements as a consequence of non-participation in operations;

     (ix) liens granted in the ordinary course of business to a public utility, municipality or governmental authority with respect to operations pertaining to any of the PNG Assets;

     (x) any preferential rights of purchase or any similar restriction applicable to any of the PNG Assets;

     (xi) builder's, mechanic's, material men's and similar liens in respect of services rendered or goods supplied for which payment is not at the time due;

     (xii) the Burdens, reduction or conversion or alteration of interests and adverse claims, in each case, set forth in the Land Schedule (other than the Enron Royalty) and all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of Petroleum and Natural Gas Rights or the production of Petroleum Substances in respect of such Petroleum and Natural Gas Rights, whether or not set forth on the Land Schedule;

     (xiii) Burdens that have not been created by, through or under Invasion and of which the Vendors do not have any knowledge on the Closing Date; and

     (xiv) Burdens arising from the Enron Debt and, prior to Closing, the Enron Royalty.

     "Person" includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual.

     "Petroleum and Natural Gas Rights" means all of the right, title, estate and interest, whether absolute or contingent, legal or beneficial, present or future, vested or not, and whether or not an "interest in land", held by Invasion in or to the Lands and the Leases together with any of the following which relate thereto, by whatever name the same are known:

     (i) rights to explore for, drill for, extract, win, produce, take, save or market Petroleum Substances;

     (ii)   rights to a share of the production of Petroleum Substances;

     (iii) rights to a share of the proceeds of, or to receive payment calculated by reference to, the quantity or value of the production of Petroleum Substances, other than the rights under agreements for the sale of Petroleum Substances;

     (iv) the interests set forth in the Land Schedule hereto in and to and in respect of the Leases and the Lands subject to the Permitted Encumbrances;

     (v) rights to acquire any of the rights described in subparagraphs (i) to (iv) of this definition; and

     (vi) interests in any rights described in subparagraphs (i) to (v) of this definition;

     including all interests and rights known as working interests, royalty interests, overriding royalty interests, gross overriding royalty interests, production payments, profits interests, net profits interests, revenue interests, net revenue interests, economic interests and other interest, fractional or undivided interests in any of the foregoing, and all freehold, leasehold or other interests in any Lands.

     "Petroleum Substances" means petroleum, crude bitumen, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous (other than coal), whether hydrocarbon or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

     "Place of Closing" means the offices of Bennett Jones LLP located at 4500, 855 - 2nd Street S.W., Calgary, Alberta, or such other place as may be agreed upon in writing by the Parties.

     "PNG Assets" means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests.

     "Prime Rate" means the annual rate of interest designated by the main branch in Calgary of the Royal Bank of Canada as its reference rate for Canadian dollar commercial loans made in Canada and which is announced by such bank as its prime rate.

     "Proposal" has the meaning set forth in Section 4.5.

     "Purchase Agreement Default" means any material misrepresentation or breach of warranty made by a Party, or the failure of a Party to perform or observe in any material respect any of the material covenants or agreements to be performed by such Party under this Agreement or any agreement or other Certificate or instrument delivered in connection herewith, and includes the obligations set forth in
     Section 6.3.

     "Purchase Price" has the meaning set forth in Section 2.2(a).

     "Purchased Shares" means the Invasion Shares and the Skybird Shares.

     "Requisite Shareholders" means Enron and Skybird.

     "Resource Pools" means the:

     (a)  cumulative Canadian exploration expense;

     (b)  cumulative Canadian development expense; and

     (c)  cumulative Canadian oil and gas property expense;
          as such terms are defined in the Act, of Invasion.

     "Royalty Agreement" means the Royalty Agreement dated September 21, 1999 between Invasion and Enron.

     "Royalty Interests" means all carried profits, net profits, net revenue, royalty interests (including ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of Petroleum and Natural Gas Rights or the production of Petroleum Substances in respect of such Petroleum and Natural Gas Rights) and similar Petroleum and Natural Gas Rights reserved or payable (by way of a share in production of Petroleum Substances or by way of money) to any Person or entity.

     "Security Interest" means any mortgage, charge, pledge, lien, hypothec, assignment by way of or in effect as security, or security interest whatsoever, but does not include a right of set-off or a set-off.

     "Share Consideration" shall have the meaning set forth in Section
     2.2(a)(i).

     "Share Rights" means any instruments or contractual rights capable of being converted into, exchanged for or exercised for Shares of any class of a Person or giving the holder the right on the occurrence of any events, including on the payment of money, whether such events have occurred or not, to require delivery by a Person of Shares of any class of a Person and includes options, warrants, conversion or exchange privileges and similar rights.

     "Shareholder Debt" means any indebtedness owed by Invasion to the Invasion Vendors or Skybird, or any Affiliate of the Invasion Vendors or Skybird.

     "Shares" means any shares of any class of a corporation or body corporate.

     "Siren" means Siren Capital Corp., a non-resident shareholder of part of the Invasion B Shares.

     "Skybird Common Shares" means all of the issued and outstanding common Shares of Skybird.

     "Skybird Financial Statements" means the unaudited balance sheet as at April 30, 2001 and the profit and loss statement for the period September 2000 to April 2001 of Skybird, copies of which are attached hereto as
     Schedule 1.2(g).

     "Skybird Invasion Shares" means the 4,102,504 Class B Shares of Invasion owned by Skybird.

     "Skybird Preferred Shares" means all of the issued and outstanding preferred Shares of Skybird.

     "Skybird Shareholder Agreements" means the Unanimous Shareholder Agreement dated November 23, 1999 among Skybird and its shareholders.

     "Skybird Shares" means collectively, the Skybird Common Shares and the Skybird Preferred Shares.

     "Subsidiary" when used in relation to any Person, means any Affiliate controlled, directly or indirectly, by that Person.

     "Surface Rights" means rights (whether fee simple or pursuant to orders, licences, leases, easements, rights-of-way or otherwise) to enter upon, use and occupy the surface of any Lands, any lands with which the same have been pooled or unitized or any lands upon which the Tangibles are located.

     "Survival Period" means the period ending 6 months after Closing.

     "Take or Pay Delivery Obligations" means the obligation of Invasion arising under or pursuant to any contract whereby Petroleum Substances attributable to the Petroleum and Natural Gas Rights or any of them may be sold for or in respect of payments or credits previously received by Invasion, its predecessors or others in respect of Petroleum Substances, the delivery of which had not been taken by the buyer thereof at the time of the payment or crediting, whether or not:

     (i)    Invasion is a party to such contract;

     (ii) the buyer of such Petroleum Substances recognizes Invasion as a seller or has recourse to Invasion; or

     (iii) the payment, credit or assumption was made to or by Invasion or was remitted by Invasion to any other Person.

     "Take or Pay Payments" means, as at a particular time, the amounts received or receivable by and for the account of Invasion prior to such time as a result of which Invasion has Take or Pay Delivery Obligations which, as at such time, have not been satisfied and have not expired.

     "Tangibles" means all right, title, estate and interest, whether absolute or contingent, legal or beneficial, present or future, vested or not, held by Invasion in and to any tangible property, apparatus, plant, equipment, machinery and facilities, fixed or non-fixed, real or personal, used or capable of use in exploiting any Petroleum Substances (whether the Petroleum and Natural Gas Rights to which such Petroleum Substances are attributable or are owned by Invasion or by others or both), including:

     (i) systems, plants and facilities used or useful in producing, gathering, compressing, dehydrating, scrubbing, processing, treating, separating, extracting, collecting, refrigerating, refining, measuring, storing, transporting or shipping Petroleum Substances;

     (ii) tangible property and assets used or intended for use in exploring for, producing, storing, injecting or removing Petroleum Substances;

     (iii) all extensions, additions and accretions to any item described in subparagraphs (i) and (ii) of this definition; and

     (v)    the Wells;

     and including all producing, shut-in, injection, disposal, abandoned and other wells, casing, tubing, wellheads, buildings, plants, erections, production equipment, improvements, flowlines, pipelines, pipeline connections, extraction facilities, meters, generators, motors, compressors, separators, gas treating and processing equipment, dehydrators, scrubbers, pumps, refineries, pump jacks, tanks, boilers, communications equipment, enhanced recovery systems and other machinery, apparatus and equipment.

     "taxes" includes all income, capital, gross receipts, sales, excise, petroleum and gas revenue, value added, goods and services, use, franchise, profits or property taxes, fees, assessments or charges imposed in accordance with Applicable Law and includes penalties, interest and fines with respect thereto.

     "Tax Returns" means all returns, declarations and reports and information returns and statements required to be filed (taking into account any extension of time to file or send granted to or obtained by any such filing entity) by Invasion or Skybird, as applicable, under Applicable Law related to tax or in respect of any tax, for any period including or ending on or before the Closing Date.

     "Title and Operating Documents" means, in respect of any Petroleum and Natural Gas Rights, Tangibles, or Surface Rights of Invasion, (i) all of the agreements, contracts, instruments and other documents (including the Leases and all other leases, reservations, permits, licences of all sorts, exploration agreements, operating agreements, unit agreements, pooling agreements, assignments, trust declarations or other agreements to recognize Invasion's interests, participation agreements, farmin or farmout agreements, royalty agreements, purchase agreements and transfers, (A) gas, oil, condensate and other production sale contracts,
     (B) gathering, common stream, extraction, transportation, refining and processing agreements, (C) agreements for the construction, ownership and/or operation of Tangibles) by virtue of which such Petroleum and Natural Gas Rights or Tangibles were acquired or constructed or are held by the Invasion or pursuant to which the construction, ownership, operation, exploration, exploitation, extraction, development, production, transportation, refining or marketing of such Petroleum and Natural Gas Rights, Tangibles or Petroleum Substances are subject or which grant rights which are or may be used by the Person in connection therewith, and (ii) the rights (except for Petroleum and Natural Gas Rights) granted under or created by such agreements, contracts, instruments and other documents; but only if the foregoing pertain in whole or part to Petroleum Substances within, upon or under the Lands.

     "Total Invasion Shares" means the Invasion Shares and the Skybird Invasion Shares.

     "Vendors" means collectively the Invasion Vendors and the Skybird Vendors.

     "Vendors' Counsel" means Bennett Jones LLP.

     "Vendors' Representatives" has the meaning set forth in Section 5.7.

     "Wells" means all producing, suspended, shut-in, abandoned, water source disposal or injection wells located on the Lands or any lands pooled or unitized therewith, including the wells listed in the Land Schedule.

1.2  Schedules
     -----------

     The following Schedules are attached hereto and made part of this
     Agreement:

     (a)  Schedule 1.2(a)  Land Schedule
     (b)  Schedule 1.2(b)  Class B Shareholders of Invasion
     (c)  Schedule 1.2(c)  Class C Shareholders of Invasion
     (d)  Schedule 1.2(d)  Skybird Shareholders
     (e)  Schedule 1.2(e)  Effective Date Balance Sheet
     (f)  Schedule 1.2(f)  Invasion Financial Statements
     (g)  Schedule 1.2(g)  Skybird Financial Statements
     (h)  Schedule 5.1(p)  Disclosure re: Contracts and Commitments

1.3  References and Headings
     -----------------------

     The references "hereunder", "herein" and "hereof" refer to the provisions of this Agreement, and references to Article, Sections and Schedules herein refer to articles, sections, or schedules of this Agreement. Any reference to time shall refer to Mountain Standard Time or Mountain Daylight Saving Time during the respective intervals in which each is in force in the Province of Alberta. The headings of the Articles, Sections, Schedules and any other headings, captions or indices herein are inserted for convenience of reference only and shall not be used in any way in construing or interpreting any provision hereof.

1.4  Singular/Plural; Derivatives
     ----------------------------

     Whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, it shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires. Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context otherwise requires.

1.5  Statutory References
     --------------------

     Any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto and enforced from time to time, and to any statute or regulation that may be passed which has the effect of supplementing the statute so referred to or the regulations made pursuant thereto.

1.6  Conflicts
     ---------
     If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule, the provision of the body of this Agreement shall prevail.

1.7  Accounting References
     ---------------------

     Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP except where the application of such principles is inconsistent with, or limited by, the terms of this Agreement.

1.8  Vendor's Knowledge
     ------------------

     Where in this Agreement a representation is made on the basis of the knowledge or awareness of the Vendors with respect to the Purchased Shares or Enron with respect to the Enron Debt and the Enron Royalty, such knowledge or awareness consists only of the actual knowledge or awareness, as the case may be, of each of the Vendors or Enron, and does not include knowledge and awareness of any other Person or Persons.

                                   ARTICLE 2
                               PURCHASE AND SALE

2.1  Purchase and Sale
     -----------------
     Upon the terms and subject to the conditions of this Agreement:

     (a) each Invasion Vendor agrees to sell the Invasion Shares held by it to the Purchaser and the Purchaser agrees to purchase the Invasion Shares from the Invasion Vendors;

     (b) each Skybird Vendor agrees to sell the Skybird Shares held by it to the Purchaser and the Purchaser agrees to purchase the Skybird Shares from the Skybird Vendors;

     (c) Enron agrees to sell the Enron Debt to the Purchaser and the Purchaser agrees to purchase the Enron Debt from Enron; and

     (d) if the Purchaser does not purchase the Skybird Shares due to the application of Section 7.4 and is required to purchase the Skybird Invasion Shares, the Purchaser shall buy and Skybird shall sell the Skybird Invasion Shares. For greater certainty, if the Purchaser is obligated to purchase the Skybird Invasion Shares:

          (i) the Skybird Invasion Shares shall be included in the definition of Purchased Shares;

          (ii) Skybird shall be deemed to be an Invasion Vendor for the purposes hereof and shall have all the rights and obligations of an Invasion Vendor, as they relate to the Skybird Invasion Shares; and

          (iii)  for purposes of the allocation of Purchase Price pursuant to
                 Section 2.2(b), the allocation to the Invasion B Shares shall be determined after adjusting Schedule 1.2(b) to include the Skybird Invasion Shares in the allocation and the obligation of the Skybird Vendors pursuant hereto shall terminate.

2.2  Payment of Purchase Price
     -------------------------

     (a) The Purchaser agrees to pay the Invasion Vendors, the Skybird Vendors and Enron, at the Closing, $56,000,000 (the "Purchase Price"), allocated as follows:

          (i)    first to the Enron Debt, payable to Enron;

          (ii) any remainder to the Purchased Shares (the "Share Consideration"), for the Purchased Shares payable to the Vendors, which shall be adjusted in accordance with these Sections 2.2(a) and 2.3:

                 (A) at Closing, on an interim basis in the manner set forth in Sections 2.3(a), 2.3(b), 2.3(d) and 2.3(e); and

               (B)  after Closing, in the manner set forth in Section 2.3.

     The Purchaser shall not be obligated to pay the portion of the Share Consideration attributable to any Invasion Shares or Skybird Shares which are not tendered by the Vendors and shall only be obligated to pay pursuant hereto the amounts allocated in accordance with Section 2.2(b) to the Vendors who have tendered Purchased Shares at Closing. For greater certainty, any amounts by which the Share Consideration is reduced as a result of the failure of a Vendor to tender its Invasion Shares or its Skybird Shares at Closing shall be allocated entirely to such Vendor's allocation of the Share Consideration and any adjustment thereof pursuant to Section 2.3 and shall not, in any way, affect any other Vendor's allocation of the Share Consideration.

     (b) The Share Consideration shall be allocated, subject to Section 2.3, as follows:

          (i) an amount equal to the consideration payable to the Invasion C Shares pursuant to the Invasion Shareholders Agreement, as confirmed by a Certificate of the Requisite Shareholders and the President of Invasion, (the "Class C Consideration"), which shall be allocated to each holder of Invasion C Shares in accordance with Schedule 1.2(c);

          (ii) 68.09% of the aggregate of the Share Consideration less the Class C Consideration, to the aggregate Invasion B Shares which amount shall be allocated to each holder of Invasion B Shares in accordance with Schedule 1.2(b); and

          (iii) 31.91% of the aggregate of the Share Consideration less the Class C Consideration, to the Skybird Shares which amount shall be allocated to each holder of Skybird Shares in accordance with Schedule 1.2(d).

     Any adjustment to the Share Consideration pursuant to Section 2.3 shall be made to the above amounts in proportion to their allocation of the total Share Consideration as set forth above.

2.3  Adjustments to Portion of Purchase Price Allocated to Invasion Shares
     ---------------------------------------------------------------------

     (a)  Calculation of Working Capital Adjustment at Closing:  The Share
          ----------------------------------------------------
          Consideration shall be increased or decreased on a dollar for dollar basis by the amount by which the Adjusted Working Capital is greater or less than $1,312,000. If the Adjusted Working Capital:

          (i) exceeds $1,312,000, then the Share Consideration shall be increased by the amount of such excess; or

          (ii) is less than $1,312,000, then the Share Consideration shall be reduced by the amount of such shortfall.

     (b)  Calculation of Inventory Price Adjustment at Closing:  The Share
          ----------------------------------------------------
          Consideration shall, without duplicating any adjustments included in the calculation of the

          Adjusted Working Capital, be increased by an amount (the "Inventory Price Adjustment") equal to the market value of the Petroleum Substances owned by Invasion which are in tanks or storage as at the Effective Date. The market value of such Petroleum Substances shall be an amount equal to the price for which such Petroleum Substances are sold in accordance with applicable marketing agreements less the costs of treating the Petroleum Substances and transporting them to the point of sale calculated in accordance with applicable marketing agreements.

     (c)  Calculation of Adjustment after Closing:  The adjustments to the Share
          ---------------------------------------
          Consideration as provided in Section 2.3(a)and 2.3(b) shall be calculated and paid on the Closing Date based on the Effective Date Balance Sheet, which is attached as Schedule 1.2(e). Such adjustments to the Share Consideration shall be recalculated and paid based on the final Effective Date Balance Sheet as contemplated in Section 2.3(j). Any amounts payable by the Purchaser or the Vendors, as applicable, based on the final Effective Date Balance Sheet shall be adjusted to give credit for adjustments paid on the Closing Date pursuant to
          Section 2.3(a) and 2.3(b).

     (d)  Calculation of Interest at Closing:  The portion of the Purchase Price
          ----------------------------------
          attributable to the Enron Debt shall be increased by the amount of simple daily interest for the Interim Period at 9.5% on such amount and the portion of the Purchase Price attributable to the Share Consideration shall be increased by the amount of simple daily interest for the Interim Period at the Prime Rate on such amount plus or minus (as applicable) the other adjustments made pursuant to this
          Section 2.3.

     (e)  Effective Date Balance Sheet:
          ----------------------------

          (i) The Effective Date Balance Sheet shall be used by the Vendors and Purchaser for the purposes of initially determining the Adjusted Working Capital as at the Closing Date, subject to the adjustments after the Closing Date in accordance with the remaining provisions of this Section 2.3.

          (ii) No later than 60 days after the Closing Date, the Purchaser shall prepare and deliver to Enron, Yellowbird and C2Sky the final Effective Date Balance Sheet. The Purchaser shall provide to Enron, Yellowbird and C2Sky the right to review the final Effective Date Balance Sheet and full access to the working papers of the Purchaser to aid in such review.

     (f)  Invasion Vendor's Objections:  If any of Enron, Yellowbird and C2Sky
          ----------------------------
          believes that any change is required to be made to the final Effective Date Balance Sheet as prepared by the Purchaser, it shall, on or before that date (the "Objection Date") which is 10 Business Days after the delivery of the final Effective Date Balance Sheet by the Purchaser pursuant to Section 2.3(e)(ii) give written notice of any such proposed change, including the reason for such change, to the Purchaser. In the event that Enron, Yellowbird or C2Sky do not notify the

          Purchaser of any proposed change on or before the Objection Date, then the Vendors shall be deemed to have accepted the final Effective Date Balance Sheet.

     (g)  Settlement by Accounting Firm: If any of Enron, Yellowbird and C2Sky
          -----------------------------
          gives written notice of any such proposed change on or before the Objection Date, and if the proposed change is disputed by either of the Parties and they fail to resolve such dispute within 7 days after the Objection Date, then the Accounting Firm shall be engaged forthwith to resolve the dispute that cannot be agreed upon and the Accounting Firm shall be required to render its decision without qualifications, other than the usual qualifications relating to engagements of this nature, within 14 days after the dispute is referred to it. The decision of the Accounting Firm shall be final and binding. The fees and expenses of the Accounting Firm shall be shared, one half to the Purchaser and one half to the Vendors on a pro rata basis.

     (h)  Settlement by Arbitrator: In the event that the Accounting Firm cannot
          ------------------------
          or will not make a decision in the manner provided above, the Purchaser, Enron, Yellowbird and C2Sky shall refer such matter to Arthur Andersen LLP (the "Arbitrator") to arbitrate the dispute as a single arbitrator in accordance with the Arbitration Act (Alberta) within 60 days after the Objection Date. If the Arbitrator cannot or will not make a decision with respect to any matter in dispute, the Purchaser, Enron, Yellowbird or C2Sky may proceed to the Court of Queen's Bench (Calgary) for resolution of the dispute. The decision of the Arbitrator with respect to any matter in dispute (including as to all procedural matters) shall be final and binding on the Vendors and the Purchaser and shall not be subject to appeal by either Party. The fees and expenses of the Arbitrator shall be shared, one half to the Purchaser and one half to the Vendors on a pro rata basis.

     (i)  Amendments to Effective Date Balance Sheet: Upon agreement with
          ------------------------------------------
          respect to all matters in dispute, or upon a decision of the Accounting Firm or the Arbitrator with respect to all matters in dispute, such amendments shall be made to the final Effective Date Balance Sheet as may be necessary to reflect such agreement or such decision, as the case may be. In such event, references in this Agreement to the final Effective Date Balance Sheet shall refer to the final Effective Date Balance Sheet, as so amended.

     (j)  Final Effective Date Balance Sheet:  Payment of any adjustment in the
          ----------------------------------
          Purchase Price as a result of any change between the Effective Date Balance Sheet and the final Effective Date Balance Sheet shall be made to the Vendors (in accordance with the allocation of the Share Consideration set forth in Section 2.2(b)) or by the Vendors to the Purchaser, as the case may be, within 10 Business Days after the delivery of the final Effective Date Balance Sheet, pursuant to
          Section 2.3(e)(ii) or 2.3(i), as applicable. Payment of the disputed portion or any part thereof, if any, of any adjustment in the Purchase Price shall be made to the Vendors (in accordance with the allocation of the Share Consideration set forth in Section 2.2(b)) or by Vendors to the Purchaser, as the case may be, within 5 Business

          Days after the disputed portion has been agreed upon by the Parties or determined by the Accounting Firm or Arbitrator as provided herein.

2.4  Deposit
     -------

     Concurrent with the execution and delivery of this Agreement, the Purchaser shall pay the Deposit to Vendors' Counsel, who shall invest the Deposit in an interest bearing trust account until Closing. In the event Closing does not occur, the Deposit and interest earned thereon shall be paid to the Party ultimately entitled to the Deposit pursuant to Section 7.3.

2.5  Payment of Purchase Price
     -------------------------

     The Share Consideration shall be paid by the Purchaser to the Vendors' Counsel, in trust, to be allocated among the Vendors in accordance with the allocation of the Share Consideration set forth in Section 2.2(b), by the payment of the Share Consideration, as adjusted, less the Deposit and interest earned thereon, and the direction to release the Deposit. The portion of the Purchase Price allocated to the Enron Debt plus interest at 9.5% in accordance with Section 2.3(d) shall be paid by the Purchaser to Enron.

2.6  Withholding Tax
     ---------------

     If Siren is a party hereto, the Purchaser and Siren acknowledge that pursuant to Section 116 of the Act, the Purchaser must withhold and remit to the Minister of National Revenue 25% of the amount, if any, by which the portion of the Share Consideration received by Siren exceeds the certificate limit set out in the certificate of compliance (the "Compliance Certificate") obtained by Siren for the purposes of Section 116 of the Act in respect of the sale of the Invasion Shares by Siren. If a Compliance Certificate is not delivered to the Purchaser by Siren prior to Closing, the Purchaser will withhold 25% of the portion of the Share Consideration received by Siren hereunder and remit such amount to the Minister of National Revenue in accordance with the provisions of the Act.

2.7  Manner of Payment
     -----------------

     Unless otherwise specified, all payments made pursuant hereto shall be made by certified cheque, bank draft or wire transfer in immediately available funds.

                                   ARTICLE 3
                                    CLOSING

3.1  Place and Closing Date
     ----------------------

     Unless otherwise agreed in writing by the Parties, Closing shall take place at the Place of Closing on the Closing Date.

3.2  Effective Date of Transfer
     --------------------------

     The transfer and assignment of the Purchased Shares to the Purchaser shall be effective as of the Effective Date, provided Closing occurs. However, possession of and title to the Purchased Shares shall not pass to the Purchaser until Closing.

3.3  Deliveries at Closing
     ---------------------

     (a)  Invasion Vendors' and Enron's Deliveries to Purchaser:
          -----------------------------------------------------

          At Closing, the Invasion Vendors and Enron shall deliver or shall cause to be delivered the following to the Purchaser:

          (i) certificates representing the Invasion Shares, accompanied by stock transfer powers duly executed in blank or duly executed instruments of transfer, executed in either case by the holder of record thereof and any other documents necessary to transfer to the Purchaser title to the Invasion Shares;

          (ii) original share books, share ledgers and minute books and corporate seals of Invasion;

          (iii) all books, records, files, reports, data and documents pertaining to Invasion and in the possession or control of Invasion or the Manager, including any related to (A) the PNG Assets described in items (i), (iii), (v) and (vi) of the definition of Miscellaneous Interests, and (B) the Title and Operating Documents;

          (iv) a certified copy of resolutions of the board of directors of Invasion authorizing the transfer of the Invasion Shares from the Invasion Vendors to the Purchaser as contemplated by this Agreement;

          (v) a copy of a special resolution of the shareholders of Invasion authorizing (i) the amendment of the Management Agreement, as contemplated herein and (ii) if requested by the Purchaser, the termination of the Shareholder Agreement, as contemplated herein;

          (vi) resignations or terminations of all directors and officers of Invasion;

          (vii) a release, (A) from each Invasion Vendor, of Invasion and its directors, officers and employees, of and from any indebtedness, liability or claim of such Invasion Vendor (except pursuant to this Agreement), save and except with respect to Enron, any indebtedness or liability of Invasion for the Enron Debt; and (B) from each director or officer of Invasion, of and from any indebtedness, liability or claim owed by Invasion to such director or officer (except pursuant to this Agreement) by, or claims against, Invasion;

          (viii) the Certificates and other documents required by Section 6.1;

          (ix) a receipt from the Vendors' Counsel in trust for the portion of the Share Consideration attributable to the Invasion Shares;

          (x) a receipt from Enron for the portion of the Purchase Price attributable to the Enron Debt;

          (xi) if requested by the Purchaser, an agreement effecting the termination of the Shareholder Agreement as at the Closing Date;

          (xii) an amending agreement effecting the termination of the Management Agreement as at May 31, 2001, without any obligation or liability to Invasion, the Purchaser or its Affiliates for activities of the Manager prior to the Effective Date and releasing Invasion for any obligations owed by it to the Manager prior to the Effective Date;

          (xiii) an assignment agreement transferring the Enron Debt, and all agreements and documents applicable thereto, to the Purchaser and releasing Invasion for any obligations owed by it to Enron in respect of the Enron Debt from and after the Effective Date;

          (xiv) a release from Enron for any obligations owed to it by Invasion in respect of the Enron Royalty from and after the sale thereof to Invasion in accordance herewith;

          (xv) copies of the opinions of Vendors' Counsel dated September 21, 1999 with respect to the properties purchased by Invasion from Northstar Energy and Giant Grosmount and confirmation Invasion is entitled to rely on such opinions; and

          (xvi) such other documents reasonably required to be delivered by the Invasion Vendors or Enron at the Closing pursuant to this Agreement.

    (b)   Skybird Vendors' Deliveries to Purchaser:
          ----------------------------------------

          At Closing, the Skybird Vendors shall deliver or shall cause to be delivered the following to the Purchaser:

          (i) certificates representing the Skybird Shares, accompanied by stock transfer powers duly executed in blank or duly executed instruments of transfer, executed in either case by the holder of record thereof and any other documents necessary to transfer to the Purchaser title to the Skybird Shares;

          (ii) original share books, share ledgers and minute books and corporate seals of Skybird;

          (iii) all books, records, files, reports, data and documents pertaining to Skybird and in the possession or control of Skybird;

          (iv) a certified copy of resolutions of the board of directors of Skybird authorizing the transfer of the Skybird Shares from the Skybird Vendors to the Purchaser as contemplated by this Agreement;

          (v) a copy of a special resolution of the shareholders of Skybird authorizing, if requested by the Purchaser, the termination of the Skybird Shareholder Agreement, as contemplated herein;

          (vi) resignations or terminations of all directors and officers of Skybird;

          (vii) a release from each Skybird Vendor of Skybird and its directors, officers and employees, of and from any indebtedness, liability or claim of such Skybird Vendor;

          (viii) the Certificates and other documents required by Section 6.1;

          (ix) a receipt from Vendors' Counsel in trust for the portion of the Share Consideration attributable to the Skybird Shares;

          (x) if requested by the Purchaser, an agreement effecting the termination of the Skybird Shareholder Agreement as at the Closing Date; and

          (xi) such other documents reasonably required to be delivered by the Skybird Vendors at the Closing pursuant to this Agreement.

    (c)   Purchaser Deliveries to the Vendors and Enron:
          ---------------------------------------------

          At Closing, the Purchaser shall deliver, or cause to be delivered, the following to the Vendors and Enron, as applicable:

          (i) the Purchase Price in accordance with Section 2.5, as adjusted in accordance with Article 2;

          (ii)   a direction to release the Deposit;

          (iii)  the Certificates and other documents required by Section 6.2;

          (iv) a release of the directors and officers of Invasion, from the Purchaser, of and from any indebtedness, liability or claim owed to Invasion (excluding those pursuant to this Agreement) by, or claims against, the directors and officers of Invasion; and

          (v) such other documents as may be required to be delivered by the Purchaser at Closing pursuant to this Agreement.

                                   ARTICLE 4
                                INTERIM PERIOD

4.1  Access
     ------

    (a) The Requisite Shareholders will cause Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, to furnish to the Purchaser and its authorized representatives reasonable access during the Interim Period, during the normal business hours, at the Purchaser's sole cost, risk and expense, to Invasion's properties (including the PNG Assets), books and records and will cause Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, to furnish to the Purchaser and its authorized representatives such additional financial and operating data and other information as it may reasonably request to the extent that such access and disclosure would not violate the terms of any agreement to which Invasion is bound or any Applicable Law.

    (b) The access afforded to the Purchaser and its representatives pursuant to Section 4.1(a) shall include:

          (i) access to Invasion's records, files, reports, data and documents directly or indirectly relating to the PNG Assets at the offices of Invasion in Calgary, Alberta, during normal business hours, for the purpose of the Purchaser's review of the PNG Assets and the title of Invasion thereto and investigation of the business and condition (financial or otherwise) of Invasion, including:

                 (A) all operating, technical, financial and environmental data and information, including Invasion's minute books, books of account, tax records and technology; and

                 (B) the PNG Assets described in items (i), (ii), (iii), (v) and (vi) of the definition of Miscellaneous Interests; and

          (ii) a reasonable opportunity to conduct a physical inspection of the PNG Assets (including the Wells, Tangibles and surface areas included therein or associated therewith) at the Purchaser's sole cost, risk and expense, insofar as the Invasion Vendors can cause, pursuant to the Title and Operating Documents, any third party to reasonably provide such access to the PNG Assets;

          provided that access to all such information and data described in this Section 4.1(b) shall be subject to the restrictions described in
          Section 4.1(a).

4.2  Maintenance of Business and PNG Assets
     --------------------------------------

     (a) Except as contemplated herein or as otherwise consented to by the Purchaser in writing during the Interim Period (which consent shall not be unreasonably withheld), the Requisite Shareholders shall cause Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, to use all reasonable efforts (having regard to the terms and provisions of the Title and Operating Documents and to the nature of Invasion's interest in the PNG Assets) to:

          (i) conduct its activities and operations in the ordinary and usual course of its business;

          (ii) operate and maintain the PNG Assets in a proper and prudent manner in accordance with generally accepted oil and gas industry practices, the Title and Operating Documents and Applicable Law; and

          (iii)  maintain any insurance in force with respect to the PNG Assets.

    (b) Except as contemplated herein or as otherwise consented to by the Purchaser in writing during the Interim Period, the Majority Shareholders shall cause Skybird to conduct its activities and operations in the ordinary and usual course of its business.

4.3  Certain Changes Restricted
     --------------------------

     (a) Without first obtaining the written consent of the Purchaser (which consent will not be unreasonably withheld), during the Interim Period, the Requisite Shareholders shall ensure that Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, will not:

          (i) amend in any material respect any contract or agreement required to be disclosed pursuant to Section 5.1(p);

          (ii) declare, set aside or pay any dividends, or make any distributions in respect of the Total Invasion Shares or Share Rights, or repurchase, redeem or otherwise acquire any of the Total Invasion Shares or Share Rights;

          (iii) make any payments to the Invasion Vendors, Skybird or any Affiliate of the Invasion Vendors or Skybird or any other Person in which the Invasion Vendors, Skybird or any of their Affiliates owns any equity securities or ownership interests (including payments on account of Shareholder Debt);

          (iv)   incur any additional Shareholder Debt;

          (v) incur, assume or otherwise become liable for any debts or charges to the Invasion Vendors, Skybird or any Affiliate of the Invasion Vendors or

                 Skybird, other than for bona fide advances or payments made to or for the benefit of Invasion in the ordinary course of business (including continued completion of construction projects already commenced) and consistent with past practice;

          (vi) amalgamate with, merge into or with or otherwise consolidate with any other corporation or acquire all or substantially all of the business or assets of any Person;

          (vii)  make any change in its constating documents or by-laws;

          (viii) purchase any securities of any Person except short-term investments made in the ordinary course of business;

          (ix) other than pursuant to existing contracts or commitments existing as of the Effective Date, sell, lease or otherwise dispose of any of its PNG Assets (the extraction and sale of petroleum and natural gas and the consumption or other disposition of its assets and properties in the ordinary course of business being excepted);

          (x) other than in the ordinary course of business, purchase, lease or otherwise acquire any interest in petroleum or natural gas, real property or real property interests; or

          (xi)   grant a Security Interest, other than a Permitted Encumbrance.

    (b) Without first obtaining the written consent of the Purchaser, during the Interim Period, the Majority Shareholders shall ensure that Skybird directly or indirectly, will not:

          (i) declare, set aside or pay any dividends, or make any distributions in respect of the Skybird Shares or repurchase, redeem or otherwise acquire any of the Skybird Shares;

          (ii) make any payments to the Skybird Vendors or any Affiliate of the Skybird Vendors or any other Person in which the Skybird Vendors or any of its Affiliates owns any equity securities or ownership interests;

          (iii)  incur any shareholder debt;

          (iv) incur, assume or otherwise become liable for any debts or charges to the Skybird Vendors or any Affiliate of the Skybird Vendors;

          (v) amalgamate with, merge into or with or otherwise consolidate with any other corporation or acquire all or substantially all of the business or assets of any Person;

          (vi)   make any change in its constating documents or by-laws;

          (vii) purchase any securities of any Person except short-term investments made in the ordinary course of business; or

          (viii) grant a Security Interest.

     Notwithstanding the foregoing, Skybird shall be entitled to redeem Skybird Preferred Shares on a pro rata basis at $1.00 per share to the extent the Skybird current assets exceed the Skybird current liabilities in an amount not to exceed $77,500 without the prior written consent of the Purchaser.

4.4  Dealings or Operations re PNG Assets
     ------------------------------------

     Except in an emergency in order to prevent loss of life, injury to persons or damage to or loss of property, during the Interim Period, the Requisite Shareholders shall not permit Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), to:

     (a) voluntarily assume any obligation or commitment with respect to the PNG Assets, where Invasion's share of the expenditure associated with such obligation or commitment is estimated by the Invasion Vendors, Skybird or Invasion to exceed $25,000;

     (b)  surrender, abandon or allow to expire any of the PNG Assets;

     (c) propose or initiate the exercise of any right (including bidding rights at Crown sales, rights under area of mutual interest provisions and rights of first refusal) or option relative to, or arising as a result of the ownership of, any of the PNG Assets, or propose or initiate any operations on the Lands which have not commenced or have not been committed to by Invasion as of the Effective Date, if such exercise or option would result in either an obligation of Invasion after the Effective Date in excess of $25,000 or a material adverse effect on the value of any of the PNG Assets; or

     (d) resign, or take any action which would result in its resignation or replacement, as operator of any of the Lands or the Petroleum and Natural Gas Rights.

     If the Requisite Shareholders or Invasion reasonably determines that any such expenditures or actions are necessary to prevent loss of life or injury to persons, damage to or loss of property, the Invasion Vendors or Skybird shall cause Invasion to give prompt notice to the Purchaser of such expenditures or actions and the Requisite Shareholders' or Invasion's estimate of the costs and expenses expended or to be expended in connection therewith.

4.5  Proposals for Dealings or Operations re PNG Assets
     --------------------------------------------------

     If Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, receives notice of proposed operations, or the exercise of any right or option, respecting the PNG Assets from a third party during the Interim Period in circumstances in which such operation or the exercise of such right or option would require the consent of the Purchaser pursuant to Sections 4.3 or 4.4, the following paragraphs shall apply to such operation or the exercise of such right or option (the "Proposal"):

     (a) The Requisite Shareholders or Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, shall give prompt notice of the Proposal to the Purchaser, including with such notice the particulars of such Proposal in reasonable detail, and whether Invasion recommends the exercise of its rights with respect to the Proposal.

     (b) The Purchaser shall, not later than 4 Business Days prior to the time Invasion is required to make its election with respect to the Proposal (the "Election Time"), advise the Requisite Shareholders and Invasion, by written notice, whether it wishes Invasion to exercise its rights with respect to the Proposal, provided that failure of the Purchaser to provide such notice within such period shall be deemed to be an election by the Purchaser to have Invasion proceed with its recommendation with respect to the Proposal as specified in the notice delivered pursuant to Section 4.5(a).

     (c) If the Requisite Shareholders agree with the proposed response to the Proposal requested by the Purchaser, the Requisite Shareholders shall cause Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, to make the election requested by the Purchaser with respect to the Proposal within the period during which Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, may respond to the Proposal.

     (d) If the Requisite Shareholders disagree with the proposed response to the Proposal requested by the Purchaser, the Requisite Shareholders and the Purchaser shall meet at least 2 Business Days prior to the election time to discuss their differences. If consensus is not reached at that meeting, or if the Purchaser refuses to attend the meeting, Enron shall have the unilateral right, acting reasonably having regard to the best interests of Invasion, to determine the response of Invasion to the Proposal and such response shall be binding on the Purchaser.

     (e) A request by the Purchaser not to consent to any Proposal required to preserve the existence of any of the PNG Assets shall not entitle the Purchaser to any reduction of the Purchase Price in the event that Invasion's interest therein is terminated or reduced as a result thereof, and such termination or reduction shall be deemed to be a Permitted Defect and shall not constitute a failure of the Vendors' representations and warranties pertaining to such PNG Assets.

4.6  Prohibited Negotiations
     -----------------------

     Except in connection with the sale of the Purchased Shares and Enron Debt to the Purchaser hereto or as otherwise consented to by the Purchaser in writing, until the earlier of the expiry of the Interim Period or the termination of this Agreement in accordance with the terms hereof, neither Enron, Skybird, the Vendors nor any of their Affiliates shall:

     (a) have any further negotiations with other potential purchasers of all or any portion of the Enron Debt, the Enron Royalty, the Purchased Shares, Share Rights in Invasion, the Skybird Invasion Shares or all or substantially all the PNG Assets and shall not directly or indirectly initiate, solicit, encourage or accept any other offer or proposal by any Person other than the Purchaser for the purchase or acquisition of all or any portion of the Enron Debt, the Enron Royalty, the Purchased Shares, the Skybird Invasion Shares or all or substantially all the PNG Assets; and

     (b) provide information concerning Invasion's or Skybird's operations, finances, securities, assets or other business or affairs to any Person in furtherance of any matter pursuant to Section 4.6(a) or in furtherance of any contemplated corporate acquisition or merger.

4.7  Pre-Closing Events
     ------------------

     (a) Prior to or concurrent with the Closing, the Invasion Vendors, Skybird and the Manager shall, if requested by the Purchaser, cause the Manager and Invasion to, terminate the Invasion Shareholder Agreement without further obligation or other liability to Invasion after the Closing Date and to terminate the Management Agreement effective May 31, 2001 without obligation or other liability to Invasion, the Purchaser or its Affiliates for activities of the Manager prior to the Effective Date and releasing Invasion for any obligations owed by it to the Manager prior to the Effective Date.

     (b) Prior to or concurrent with the Closing, the Skybird Vendors shall, and shall, if requested by the Purchaser, cause Skybird to terminate the Skybird Shareholder Agreement without further obligation or other liability to Skybird after the Closing Date.

4.8  Insurance
     ---------

     The Invasion Vendors and Skybird shall maintain, or cause Invasion to maintain Invasion's existing policies of insurance and surety bonds that provide certain coverage in favour of Invasion. The Invasion Vendors and Skybird will or will cause Invasion to maintain such existing policies of insurance and surety bonds until 11:59 p.m. on the Closing Date.
     Thereafter the Purchaser will or will cause Invasion to procure and maintain any and all policies of insurance as the Purchaser or Invasion, at its or their respective cost and expense, deem advisable. For the purposes of this Section 4.8 and

     Invasion's insurance, all risk of loss with respect to Invasion or the PNG Assets or other properties of Invasion shall pass to the Purchaser at the Closing. After the Closing, the Invasion Vendors and Skybird shall have no further responsibility or duty to administer, in any fashion, claims under any insurance policies.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PARTIES

5.1  Vendors' Representations and Warranties
     ---------------------------------------

     Each Vendor severally and not jointly, nor jointly and severally, represents and warrants to the Purchaser (as to itself only):

     (a)  Execution of Documents:  This Agreement has been duly executed and
          ----------------------
          delivered by the Vendor and all other documents executed and delivered by the Vendor pursuant hereto shall have been duly executed and delivered by the Vendor. This Agreement does, and such documents will, constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference and other similar laws affecting creditors' rights generally and the discretion of courts with respect to equitable or discretionary remedies and defenses.

     (b)  Consents, Approvals or Authorizations:
          -------------------------------------

          (i) With respect to an Invasion Vendor, to the knowledge of the Invasion Vendor, no consent, approval or authorization of, filing or registration with, or notification to, any governmental authority, or consent, approval or authorization of any Person, is required on behalf of the Invasion Vendor or Invasion in connection with the execution and delivery of this Agreement by the Invasion Vendor or the completion of the transactions contemplated herein.

          (ii) With respect to a Skybird Vendor, to the knowledge of the Skybird Vendor, no consent, approval or authorization of, filing or registration with, or notification to, any governmental authority, or consent, approval or authorization of any Person, is required on behalf of the Skybird Vendor, Skybird or Invasion in connection with the execution and delivery of this Agreement by the Skybird Vendor or the completion of the transactions contemplated herein.

     (c)  No Conflict:  The execution and delivery of this Agreement, and the
          -----------
          other agreements and documents required to be delivered by a Vendor pursuant hereto, and the completion of the sale of the Invasion Shares or the Skybird Shares, as applicable, to the Purchaser in accordance with the terms of this Agreement are not and will not be in material violation or breach of, or be in material conflict with or require any material consent, authorization or approval under:

          (i) any term or provision of the constating documents of the Vendor, if a corporation, or any agreement or document to which the Vendor is a party or by which the Vendor is bound;

          (ii) any permit or other governmental authorization to which the Vendor is a party or by which the Vendor is bound; or

          (iii) any Applicable Law or any judicial order, award, judgment or decree applicable to the Vendor.

     (d)  Requisite Authority:  If a corporation or a trust, the Vendor:
          -------------------

          (i) has been duly incorporated and/or organized, is validly existing and is up to date with all its filings required under the laws of its jurisdiction of incorporation or organization; and

          (ii) has taken all necessary action to authorize the transfer of the Invasion Shares or Skybird Shares, as applicable, to the Purchaser in accordance with the provisions of this Agreement and to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant hereto.

     (e)  Capacity:  If an individual, the Vendor has attained the age of
          --------
          majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto.

     (f)  Title to Purchased Shares: As at the Closing Date, the Vendor will be
          -------------------------
          the registered and beneficial owner of the number of the Invasion Shares or the Skybird Shares, as applicable, set forth opposite its name on Schedule 1.2(b), Schedule 1.2(c) and/or Schedule 1.2(d) and will at such time have good and marketable title to such Invasion Shares or Skybird Shares, as applicable, free and clear of all Security Interests except those of the Purchaser arising pursuant to this Agreement.

     (g)  Tax Resident: The Vendor, if not Siren, is a resident of Canada within
          ------------
          the meaning of the Act and has complied with Section 116 of the Act with respect to the acquisition of the Purchased Shares or any portion thereof from any Person deemed to be a non-resident of Canada for purposes of the Act.

     (h)  Access:  To the knowledge of the Vendor, Invasion has provided the
          ------
          Purchaser access to all material and relevant information and documentation with respect to Invasion and the PNG Assets.

     (i)  No Fees etc.: Except as otherwise disclosed in writing to the
          ------------
          Purchaser, the Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions with respect to the transactions herein for which the Purchaser shall have any obligation or liability.

5.2  Skybird Vendors' Representations and Warranties
     ------------------------------------------------

     Each Skybird Vendor severally and not jointly, nor jointly and severally represents and warrants to the Purchaser (as to itself only):

     (a)  No Conflict: The execution and delivery of this Agreement, and the
          -----------
          other agreements and documents required to be delivered by the Skybird Vendor pursuant hereto or Skybird, and the completion of the sale of the Skybird Shares to the Purchaser in accordance with the terms of this Agreement are not and will not be in material violation or breach of, or be in material conflict with or require any material consent, authorization or approval under:

          (i) any term or provision of the constating documents of Skybird or any agreement or document to which Skybird is a party or by which Skybird is bound;

          (ii) any permit or other governmental authorization to which Skybird is a party or by which Skybird is bound; or

          (iii) any Applicable Law or any judicial order, award, judgment or decree applicable to Skybird.

     (b)  Capitalization of Skybird:  The authorized Share capital of Skybird
          -------------------------
          consists of an unlimited number of Skybird Common Shares and an unlimited number of Skybird Preferred Shares, of which 4,207 Skybird Common Shares and 4,207,503 Skybird Preferred Shares have been validly issued and are outstanding as fully paid and non-assessable Shares of Skybird. Other than the Skybird Shares, as at the Closing Date, no Person shall have any Share Right in Skybird or other agreement, option or privilege (whether pre-emptive, contractual or otherwise) capable of becoming a Share Right in Skybird, except as provided in this Agreement.

     (c)  Access: The Skybird Vendors and Skybird have provided the Purchaser
          ------
          with access to all material and relevant information and documentation with respect to Skybird and its assets.

     (d)  Skybird:  Skybird:
          -------

          (i) has been duly incorporated and organized, is validly existing and is up to date with all its filings required under the laws of its jurisdiction of incorporation;

          (ii) has taken all necessary corporate action to authorize the transfer of the Skybird Shares to the Purchaser in accordance with the provisions of this Agreement and to execute and deliver all other documents to be executed and delivered on behalf of Skybird pursuant to the transactions contemplated herein;

          (iii) has all necessary corporate power and authority to own the Skybird Invasion Shares and to carry on its business as now being conducted; and

          (iv) is duly qualified to own the Skybird Invasion Shares and to carry on its business and is up to date with all of its filings required to be made in each jurisdiction in which the nature of the business conducted by it or the character of the properties owned or leased by it makes such qualification necessary or desirable.

     (e)  Minute Books:  The minute books for Skybird contain copies of all
          -------------
          constating documents and all minutes of all meetings and all consent resolutions of the directors, committees of directors and shareholders of Skybird and the registers therein are current, true and correct.

     (f)  Subsidiaries:  On the Closing Date, Skybird will have no Subsidiaries.
          ------------

     (g)  Financial Statements: The Skybird Financial Statements fairly present
          --------------------
          the financial position of Skybird as at the respective dates thereof, as well as the results of operations of Skybird for the periods covered thereby, as applicable, in accordance with GAAP.

     (h)  No Undisclosed Liabilities:  Skybird has no liabilities which would be
          --------------------------
          required by GAAP to be disclosed in the financial statements of Skybird (including the notes thereto).

     (i)  Applicable Law:  Skybird has not received nor delivered any written
          ---------------
          notices of non-compliance or alleged non-compliance of any provisions of Applicable Law, non-compliance with which would reasonably be expected to affect materially and adversely the business, financial condition or results of operations of Skybird taken as a whole.

     (j)  No Lawsuits or Claims:  There are no judgments and no material claims,
          ---------------------
          proceedings, actions or lawsuits in existence, contemplated or threatened against Skybird or with respect to any of the assets of Skybird or the interests of Skybird therein.

     (k)  Tax Matters: All Tax Returns of Skybird required by Applicable Law to
          -----------
          be filed prior to the Effective Date have been accurately prepared in all material respects and duly and properly filed and all liabilities for taxes for Skybird have been duly paid and satisfied on or before their respective due dates or will be paid and satisfied on a timely basis. As at the Closing Date, Skybird will have no liability for taxes for the year ending immediately prior to the Closing Date.

     (l)  Employees:  Skybird does not have any employees and has no outstanding
          ----------
          liabilities relating to any previous employees.

     (m)  Disclosure re: Contracts and Commitments: Skybird is not a party to or
          -------------
          bound by any contract or agreement other than the Skybird Shareholder Agreement.

     (n)  No Material Adverse Change: From April 30, 2001 to the Closing Date
          --------------------------
          after taking into account the redemption of some of the Skybird Preferred Shares referred to in Section 4.3(b), there has been no material adverse change to any of the assets, business liabilities, financial condition or prospects of Skybird.

     (o)  Assets: Skybird's only material asset is the Skybird Invasion Shares
          ------
          and Skybird does not have, and never has had, title to or any interest (legal, equitable or otherwise) in any other undertaking, property or asset of any kind or description or wherever located.

     (p)  Title to Skybird Invasion Shares: As at the Closing Date, Skybird will
          --------------------------------
          be the registered and beneficial owner of the Skybird Invasion Shares and will at such time have good and marketable title to such Skybird Invasion Shares, free and clear of all Security Interests except those of the Purchaser arising pursuant to this Agreement.

     (q)  No Fees etc.:  Skybird has not incurred any obligation or liability,
          -------------
          contingent or otherwise, for brokers' or finders' fees or commissions with respect to the transactions herein for which the Purchaser shall have any obligation or liability.

5.3  Representations and Warranties of Manager
     -----------------------------------------
     The Manager represents and warrants to the Purchaser as follows:

     (a)  Management:  The Manager:
          ----------

          (i) has been duly incorporated and organized, is validly existing and is up to date with all its filings required under the laws of its jurisdiction of incorporation; and

          (ii) has taken all necessary corporate action to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant hereto.

     (a)  Execution of Documents:  This Agreement has been duly executed and
          ----------------------
          delivered by the Manager and all other documents executed and delivered by the Manager pursuant hereto shall have been duly executed and delivered by the Manager. This Agreement does, and such documents will, constitute legal, valid and binding obligations of the Manager enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference and other similar laws affecting creditors' rights generally and the discretion of courts with respect to equitable or discretionary remedies and defenses.

     (b)  No Conflict: The execution and delivery of this Agreement, and the
          -----------
          other agreements and documents required to be delivered by the Invasion Vendors, the

          Manager or Invasion pursuant hereto and the completion of the sale of the Invasion Shares to the Purchaser in accordance with the terms of this Agreement are not and will not be in material violation or breach of, or be in material conflict with or require any material consent, authorization or approval under:

          (i) any term or provision of the constating documents of Invasion or the Manager or any agreement or document to which Invasion or the Manager is a party or by which Invasion or the Manager is bound;

          (ii) other than the Title and Operating Documents, any permit or other governmental authorization to which Invasion or the Manager is a party or by which Invasion or the Manager is bound; or

          (iii) any Applicable Law or any judicial order, award, judgment or decree applicable to Invasion or the Manager.

     (c)  Capitalization of Invasion:  The authorized Share capital of Invasion
          --------------------------
          consists of an unlimited number of Class A Common Shares, an unlimited number of Class B Common Shares and an unlimited number of Class C Common Shares, of which 12,857,872 Class B Common Shares and 168 Invasion C Shares have been validly issued and are outstanding as fully paid and non-assessable shares of Invasion. Other than the Total Invasion Shares, as at the Closing Date, no Person shall have any Share Right or other agreement, option or privilege (whether pre-emptive, contractual or otherwise) capable of becoming a Share Right, except as provided in this Agreement.

     (d)  Access: Invasion and the Manager have provided the Purchaser access to
          ------
          all material and relevant information and documentation with respect to Invasion and the PNG Assets.

     (e)  Invasion:  Invasion:
          --------

          (i) has been duly incorporated and organized, is validly existing and is up to date with all its filings required under the laws of its jurisdiction of incorporation;

          (ii) has taken all necessary corporate action to authorize the transfer of the Invasion Shares to the Purchaser in accordance with the provisions of this Agreement and to execute and deliver all other documents to be executed and delivered on behalf of Invasion pursuant to the transactions contemplated herein;

          (iii) has all necessary corporate power and authority to own or lease its properties and the PNG Assets and to carry on its business as now being conducted; and

          (iv) is duly qualified to own or lease its properties and the PNG Assets and to carry on its business and is up to date with all of its filings required to be made in each jurisdiction in which the nature of the business conducted by it or the character of the properties and the PNG Assets owned or leased by it makes such qualification necessary or desirable.

     (f)  Minute Books:  The minute books for Invasion contain copies of all
          -------------
          constating documents and all minutes of all meetings and all consent resolutions of the directors, committees of directors and shareholders of Invasion and the registers therein are current, true and correct.

     (g)  Subsidiaries: On the Closing Date, Invasion will have no Subsidiaries.
          ------------

     (h)  Financial Statements:  The Financial Statements fairly present the
          --------------------
          financial position of Invasion as at the respective dates thereof, as well as the results of operations and changes in financial position of Invasion for the periods covered thereby, as applicable, in accordance with GAAP consistently applied and the accounting policies set out in the notes to such Financial Statements.

     (i)  No Undisclosed Liabilities: Except as disclosed to the
          --------------------------
          Purchaser in this Agreement or the Schedules to this Agreement, and except for:

          (i) liabilities which are disclosed or adequately provided for in the Financial Statements;

          (ii) liabilities incurred in the ordinary course of business of Invasion subsequent to the date of the Effective Date Balance Sheet which have no material adverse affect on Invasion;

          (iii) liabilities as a result of transactions contemplated by this Agreement; and

          (iv) liabilities with respect to Abandonment and Reclamation Obligations;

          Invasion has no liabilities which would be required by GAAP to be disclosed in the financial statements of Invasion (including the notes thereto) and which in the aggregate are material to the business, financial condition and results of operations of Invasion taken as a whole.

     (j)  Applicable Law:
          --------------

          (i) Invasion directly or indirectly has not received nor delivered any written notices of non-compliance or alleged non-compliance of any provisions of Applicable Law, non-compliance with which would reasonably be expected to affect materially and adversely the business, financial condition or results of operations of Invasion taken as a whole.

          (ii) Invasion or the relevant operator has obtained all permits, licences and other authorizations which are required under Environmental Law to own or operate the PNG Assets and the failure of which to obtain would have a material adverse effect upon the current use or operation of such PNG Assets. Invasion directly or indirectly, through the activities of the Manager pursuant to the Management Agreement, has not received any written notice of any material non-compliance with Environmental Law, the failure with which to comply would materially adversely affect the current use or operation of the PNG Assets.

     (k)  Notices: Invasion directly or indirectly has not received any notice
          -------
          of default, which remains in effect or has not been rectified by the Effective Date under the Title and Operating Documents.

     (l)  No Lawsuits or Claims:  There are no judgments and no material claims,
          ---------------------
          proceedings, actions or lawsuits in existence, contemplated or threatened against Invasion or with respect to any of the PNG Assets of Invasion or the interests of Invasion therein.

     (m)  Tax Matters:  Except as disclosed to the Purchaser with respect to the
          -----------
          refiling of the Invasion Tax Returns for the year ended August 31, 2000 for a reallocation of the financing pre-paid interest expenses, all Tax Returns of Invasion required by Applicable Law to be filed prior to the Effective Date have been accurately prepared in all material respects and duly and properly filed and all liabilities for taxes of Invasion have been duly paid and satisfied on or before their respective due dates or will be paid and satisfied on a timely basis.

     (n)  Employees: Invasion does not have any employees and has no outstanding
          ---------
          liabilities in excess of $10,000 relating to any previous employees including those with respect to Workers Compensation.

     (o) Disclosure re: Contracts and Commitments: Other than in respect of the Title and Operating Documents and, prior to Closing, the Enron Royalty, Schedule 5.1(p) is a complete and correct list of all of the following to which Invasion is a party or by which it is bound, or in the case of items (ii) and (ix), to which it adheres or in which it participates (complete and correct copies of each of which, as in effect on the Closing Date, have been made available to the Purchaser):

          (i) any management or employment contract or other contract providing for personal services with respect to any period after Closing with any officer, consultant, director, employee or any other Person;

          (ii) any written agreements that contain any liability of Invasion after the Effective Date for severance pay, liabilities or obligations in respect of termination or severance of employment;

          (iii) any contract or agreement under which Invasion has outstanding indebtedness for borrowed money or the deferred purchase price of property in an amount which in the aggregate is in excess of $100,000 or has the right or obligation to incur any such indebtedness;

          (iv)   any guarantee or surety entered into by Invasion;

          (v) any confidentiality or non-competition agreement which restricts the right of Invasion to engage in any type of business after the consummation of the transactions contemplated by this Agreement;

          (vi)   each Futures Transaction;

          (vii)  any Take or Pay Delivery Obligations or Take or Pay Payments;

          (viii) any agreement respecting the firm transportation of Petroleum Substances having a term which expires more than 91 days after the Closing Date or respecting the dedication of Petroleum Substances from the Lands to any Person;

          (ix) any production sale agreements or arrangements under which Invasion, or any third party acting on behalf of Invasion, is obligated to sell or deliver Petroleum Substances to be allocated to the Petroleum and Natural Gas Rights, other than contracts which are terminable on not more than 30 days notice;

          (x) any agreements or arrangements respecting the processing of Petroleum Substances of other Persons using the Tangibles or the processing of Petroleum Substances from the Lands by other Persons where the amount paid or payable pursuant to such individual arrangements or agreements result in fees received from such Persons or paid to such Persons; and

          (xi) all material insurance policies and surety bonds, other than directors' and officers' liability policies, of Invasion or by which Invasion or any of its properties or PNG Assets are covered against present losses, all of which are now, and will at Closing be, in full force and effect;

          Invasion is not in default of its obligations under any of the foregoing contracts and commitments.

     (p)  No Material Adverse Change: From March 31, 2001 to the Closing Date,
          --------------------------
          there has been no material adverse change to any of the PNG Assets (other than production of Petroleum Substances in the ordinary course) or the business, liabilities, financial condition or prospects of Invasion, except for matters and risks which are generally applicable to the oil and gas industry in Canada.

     (q)  PNG Assets:  With respect to the PNG Assets:
          ----------

          (i) other than Permitted Encumbrances, (i) neither the Vendors, Invasion nor the Manager have alienated or encumbered the PNG Assets or any part or portion thereof, (ii) neither Invasion nor the Manager are aware of having committed any act or omission whereby Invasion's interest in and to the PNG Assets or any part or portion thereof may be cancelled or determined, and (iii) the PNG Assets are free and clear of all Burdens, conversion rights and other claims of third parties;

          (ii) all amounts due and payable to third parties prior to the Effective Date and pertaining to the PNG Assets have been fully paid, including, without limitation (i) any and all ad valorem and property taxes including royalties and calculations of gas cost allowance, (ii) any and all production, severance and similar taxes, charges and assessments based upon or measured by the ownership or production of Petroleum Substances or any of them or the receipt of proceeds therefor, and (iii) all amounts due and payable in connection with Permitted Encumbrances, provided however, in the case of any and all amounts due and payable prior to the time Invasion acquired an interest in and to the PNG Assets to which such amounts pertain, the Manager makes this representation and warranty only based upon its knowledge;

          (iii) there are no financial commitments which are due as of the Effective Date or which may become due by virtue of matters occurring or arising prior to the Closing Date, other than usual operating expenses incurred in the normal conduct of operations;

          (iv) except for any production contracts listed in Schedule 5.1(p), Invasion is not a party to and Invasion's interest in and to the PNG Assets is not otherwise bound or affected by any production sales contracts which are not terminable on 45 days or less notice without penalty; and

          (v)    Neither Invasion nor the Manager has received:

                 (A) any orders or directives which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the PNG Assets, where such orders or directives have not been complied with in all material respects; or

                 (B) any demand or notice issued with respect to the breach of any Applicable Law applicable to the PNG Assets, including, without limitation, respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding on the Closing Date.

     (r)  Wells:
          -----

          (i) Each Well located on the Lands that has been drilled for the purpose of producing Petroleum Substances has been drilled at a location for which an off-target production penalty is not applicable under Applicable Law.

          (ii) No notice has been received under the Applicable Law that a Well located on the Lands has been produced in excess of regulatory production allowables, and there is no pending change in those production allowables, other than as may generally be applicable through a change in Applicable Law.

     (s)  Area of Mutual Interest: None of the Title and Operating Documents
          -----------------------
          include an area of mutual interest that remains in effect as of the Closing Date.

     (t)  Offset Obligations: Invasion has not received any notice that a Lease
          ------------------
          is subject to an offset obligation, including the obligation to drill a well, surrender rights or pay compensatory royalties, other than those which have been disclosed to the Purchaser in writing and is not aware of any particular circumstances that has created such an offset obligation.

     (u)  No Fees etc.: Except as otherwise disclosed in writing to the
          ------------
          Purchaser, Invasion has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions with respect to the transactions herein for which the Purchaser shall have any obligation or liability.

5.4  Representations and Warranties of Enron
     ---------------------------------------
     Enron represents and warrants to the Purchaser as follows:

     (a) The Enron Debt is, and will at Closing be, outstanding. Enron is, and will be at Closing, the owner of the Enron Debt and has the requisite power and authority to sell the Enron Debt to the Purchaser as contemplated herein.

     (b) The Enron Royalty was as of the Effective Date outstanding. Enron is, and will be at the time of the sale of such royalty to Invasion, the owner of the Enron Royalty and has the requisite power and authority to sell the Enron Royalty to Invasion as contemplated herein.

     (c) Enron has disclosed all details or provided the Purchaser with access to all material and relevant information and documentation with respect to the Enron Debt.

     (d) Other than as is specified in the definition of Adjusted Working Capital, or with respect to the Enron Debt, the Enron Royalty (only as to the Effective Date), Futures Transactions or other contracts each of which is identified in Schedule 5.1(p) or disclosed in writing to the Purchaser, there are no debts, payments or other liabilities, current or otherwise, owing by Invasion to Enron.

5.5  Purchaser's Representations And Warranties
     ------------------------------------------
     The Purchaser and Wiser jointly and severally represent and warrant to the Vendors and Enron that:

     (a)  Standing: The Purchaser is a corporation, duly organized, validly
          --------
          existing under the laws of its jurisdiction of incorporation, and duly registered, authorized to carry on business in and a resident of the Province of Nova Scotia. Wiser is a corporation duly organized, validly existing under the laws of its jurisdiction of incorporation, and duly registered, authorized to carry on business in and a resident of the State of Delaware.

     (b)  Requisite Authority and Enforceability: Each of the Purchaser and
          --------------------------------------
          Wiser has the requisite corporate capacity, power and authority to execute this Agreement and the other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject, including the purchase of the Purchased Shares and the Enron Debt by the Purchaser in accordance with the provisions of this Agreement. The Board of Directors of Wiser has approved the purchase of the Purchased Shares and the Enron Debt as contemplated herein. This Agreement has been duly executed and delivered by the Purchaser and Wiser, and this Agreement constitutes, and all other documents executed and delivered on behalf of the Purchaser and Wiser hereunder shall, when executed and delivered constitute, valid and binding obligations of the Purchaser and Wiser enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law).

     (c)  No Conflict: The execution and delivery of this Agreement, and the
          -----------
          other agreements and documents required to be delivered by it pursuant hereto, and the completion of the purchase of the Purchased Shares and the Enron Debt by the Purchaser in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with or require any consent, authorization or approval under:

          (i) any term or provision of the constating documents of the Purchaser;

          (ii) any permit or authority to which the Purchaser is a party or by which the Purchaser is bound; or

          (iii) Applicable Law or any judicial order, award, judgment or decree applicable to the Purchaser.

     (d) No Lawsuits or Claims: There are no actions, suits or proceedings pending or, to the knowledge of the Purchaser or Wiser, threatened against the Purchaser seeking relief which would prevent or materially hinder the consummation of the transactions contemplated by this Agreement.

     (e)  No Fees etc.: Neither the Purchaser nor Wiser has incurred any
          ------------
          obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions with respect to the transactions herein for which the Vendors, Enron, Invasion or Skybird (in the case of a purchase pursuant to Section 7.4) shall have any obligation or liability.

5.6  Survival Of Representations And Warranties
     ------------------------------------------

     Each Party acknowledges that the other may, subject to Article 8, rely on the representations and warranties made by such Party pursuant to Sections 5.1, 5.2, 5.3, 5.4 or 5.5, as the case may be. The representations and warranties in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 shall be true on the Effective Date and on the Closing Date, and such representations and warranties shall continue in full force and effect and shall survive the Closing Date for the Survival Period applicable thereto for the benefit of the Party for which such representations and warranties were made.

5.7  No Additional Representations or Warranties
     --------------------------------------------

     Except as and to the extent set forth in Sections 5.1, 5.2 or 5.3, the Vendors and the Manager make no representations or warranties whatsoever, and disclaim all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to the Purchaser (including any opinion, information or advice which may have been provided to the Purchaser by any officer, shareholder, director, employee, agent, consultant or representative of Invasion, the Manager, the Vendors, Affiliates of the Vendors, Vendors' Counsel or any other agent, consultant, representative or Person, collectively referred to as the "Vendors' Representatives"). Without limiting the generality of the foregoing, the Vendors and, except as and to the extent, if any, set forth in Section 5.3, the Manager make no representations or warranties as to:

     (a) title to any of Invasion's interests in any properties or assets, including the PNG Assets;

     (b) the quantity, quality or recoverability of Petroleum Substances respecting the Lands;

     (c) any estimates of the value of the PNG Assets or the revenues applicable to future production from the Lands;

     (d) any engineering, geological, environmental or other interpretations or economic evaluations respecting the PNG Assets;

     (e)  the rates of production of Petroleum Substances from the Lands;

     (f)  the quality, condition or serviceability of the PNG Assets;

     (g)  the suitability of any of the PNG Assets for use for any purpose;

     (h) any information provided or made available to the Purchaser by the Vendors, the Manager, Invasion or the Vendors' Representatives including the Title and

          Operating Documents, the Financial Statements, any engineering report or update, books, accounts, records, minute books, Tax Returns and filings and other information and documents of each of Invasion, the Manager and the Vendors; or

     (i) any information provided and made available to the Purchaser by the Skybird Vendors with respect to the business, operations, assets, liabilities, capitalization or any other information relating to Skybird.

5.8  No Merger
     ---------

     The representations and warranties in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 shall be deemed to apply to all transfers, assignments and other documents conveying any of the Purchased Shares from the Vendors to the Purchaser. Until the end of the Survival Period applicable thereto, there shall not be any merger of any of such representations or warranties in such assignments, transfers or other documents, notwithstanding any rule of law, equity or statute to the contrary, and all such rules are hereby waived.

                                   ARTICLE 6
                             CONDITIONS TO CLOSING

6.1  Conditions to the Obligations of the Purchaser to Close
     -------------------------------------------------------

     The obligation of the Purchaser to complete the purchase of the Purchased Shares and the Enron Debt from the Vendors and Enron, as applicable, pursuant to this Agreement are subject to the fulfilment, on or prior to the Closing Date, of the following conditions precedent:

     (a)  Representations and Warranties of the Vendors: All representations and
          ---------------------------------------------
          warranties of the Vendors (except those made by the Skybird Vendors in Section 5.2 and Enron in Section 5.4) contained in this Agreement shall be true at and as of the Effective Date and the Closing Date as if made then in each case, except for inaccuracies which are not in the aggregate material, and a Certificate to that effect from the Requisite Shareholders (on behalf of the Vendors) shall have been delivered to the Purchaser.

     (b)  Representations and Warranties of the Skybird Vendors: All
          -----------------------------------------------------
          representations and warranties of the Skybird Vendors (except those made by the Skybird Vendors in Section 5.1) contained in this Agreement shall be true at and as of the Effective Date and the Closing Date as if made then in each case, except for inaccuracies which are not in the aggregate material, and a Certificate to that effect from Yellowbird and C2Sky (on behalf of the Skybird Vendors) shall have been delivered to the Purchaser.

     (c)  Representations and Warranties of Enron:  All representations and
          ---------------------------------------
          warranties of Enron (except those covered by (a) above) contained in this Agreement shall be true at and as of the Effective Date and the Closing Date as if made then in each case, except for inaccuracies which are not in the aggregate material, and a Certificate to that effect from Enron shall have been delivered to the Purchaser.

     (d)  Representations and Warranties of the Manager: All representations and
          ---------------------------------------------
          warranties of the Manager contained in this Agreement shall be true at and as of the Effective Date and the Closing Date as if made then in each case, except for inaccuracies which are not in the aggregate material, and a Certificate to that effect from the Manager shall have been delivered to the Purchaser.

     (e)  Covenants and Agreements - Invasion Vendors: The Invasion Vendors
          -------------------------------------------
          shall have complied with and performed in all material respects all covenants and agreements required by this Agreement to be complied with and performed by the Invasion Vendors at or prior to the Closing Date and a Certificate to that effect from the Requisite Shareholders (on behalf of the Invasion Vendors) shall have been delivered to the Purchaser.

     (f)  Covenants and Agreements - Skybird Vendors: The Skybird Vendors shall
          ------------------------------------------
          have complied with and performed in all material respects all covenants and agreements required by this Agreement to be complied with and performed by the Skybird Vendors at or prior to the Closing Date and a Certificate to that effect from Yellowbird and C2Sky (on behalf of the Skybird Vendors) shall have been delivered to the Purchaser.

     (g)  Covenants and Agreements - the Manager: The Manager shall have
          --------------------------------------
          complied with and performed in all material respects all covenants and agreements required by this Agreement to be complied with and performed by the Manager at or prior to the Closing Date and a Certificate to that effect from the Manager shall have been delivered to the Purchaser.

     (h)  Invasion Minority Shareholders: The Requisite Shareholders shall have
          ------------------------------
          provided written notice to the Invasion Minority Shareholders requiring such Invasion Minority Shareholders to sell their Invasion Shares to the Purchaser hereunder in accordance with Section 3.3(a)(A) of the Invasion Shareholder Agreement.

     (i)  Skybird Minority Shareholders: The Majority Shareholders shall have
          -----------------------------
          provided written notice to the Skybird Minority Shareholders requiring such Skybird Minority Shareholders to sell their Skybird Shares to the Purchaser hereunder in accordance with Section 4.3 of the Skybird Shareholder Agreement.

     (j)  Invasion Tendered Shares:  The Total Invasion Shares tendered to the
          ------------------------
          Purchaser directly or indirectly hereunder on Closing shall equal at least 90% of the Total Invasion Shares.

     (k)  Skybird Tendered Shares: The Skybird Vendors shall tender at least 90%
          -----------------------
          of the Skybird Shares to the Purchaser hereunder on Closing.

     (l)  Release of Security: The Vendors shall obtain an Encumbrance Discharge
          -------------------
          in respect of all Security Interests to the extent such security encumbers the PNG Assets (except to the extent that such Security Interests are Permitted Encumbrances) and/or the Invasion Shares and/or the Skybird Invasion Shares.

     (m)  Release of Security:  The Skybird Vendors shall obtain an Encumbrance
          -------------------
          Discharge in respect of all Security Interests to the extent such security encumbers the Skybird Shares.

     (n)  No Material Adverse Changes: The Purchaser shall be satisfied that
          ---------------------------
          there has been no material adverse change since March 31, 2001 to the Closing Date to any of the PNG Assets (other than production of Petroleum Substances in the ordinary course) or the business, liabilities, financial condition or prospects of Invasion, except for matters and risks which are generally applicable to the oil and gas industry in Canada and a Certificate to that effect from the Manager (on behalf of the Vendors) shall have been delivered to the Purchaser.

     (o)  Closing Deliveries:  The Purchaser shall have received delivery of all
          ------------------
          documents required to be delivered by Enron and the Vendors pursuant to Sections 3.3(a) and 3.3(b).

     (p)  Bank Accounts: All bank accounts and safety deposit boxes maintained
          -------------
          by Invasion and Skybird shall have been identified and all rights to draw thereon or to have access thereto shall have been assigned to the Purchaser. In the event that the Purchaser is obligated to acquire the Skybird Invasion Shares pursuant to Section 7.4, this Clause shall be amended to delete the reference to the Skybird bank accounts and safety deposit boxes.

     (q)  Outside Date: The Closing shall have occurred not later than May 25,
          ------------
          2001.

     (r)  Enron Royalty: Invasion shall have purchased immediately prior to
          -------------
          Closing the Enron Royalty for an amount equal to 4.81% of the Purchase Price as calculated at the Closing Date.

6.2  Conditions to Obligations of Enron and Vendors to Close
     -------------------------------------------------------

     The obligation of Enron and the Vendors to complete the sale of the Purchased Shares, and the Enron Debt to the Purchaser, pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

     (a)  Representations and Warranties: All representations and warranties of
          ------------------------------
          the Purchaser and Wiser contained in this Agreement shall be true at the Effective Date and the Closing Date as if made then in each case, except for inaccuracies which are not in the aggregate material, and a Certificate from the Purchaser to that effect shall have been delivered to Enron and the Vendors.

     (b)  Covenants and Agreements:  The Purchaser shall have complied with and
          ------------------------
          performed in all material respects all covenants and agreements required by this Agreement to be complied with and performed by the Purchaser at or prior to the Closing Date and a Certificate to that effect from the Purchaser shall have been delivered to Enron and the Vendors.

     (c)  Closing Deliveries: Enron and the Vendors shall have received delivery
          ------------------
          of the Purchase Price and all documents required to be delivered by the Purchaser pursuant to Section 3.3(c).

     (d)  Outside Date: The Closing shall have occurred not later than May 25,
          ------------
          2001.

6.3  Parties To Exercise Diligence With Respect To Conditions, etc.
     --------------------------------------------------------------

     Each Party shall proceed diligently, honestly and in good faith and use all reasonable efforts with respect to all matters within its control to satisfy the conditions referred to in Sections 6.1 and 6.2. In particular:

     (a) The Vendors and the Purchaser shall each use all of their respective reasonable efforts, and shall cooperate with each other, to obtain all governmental and regulatory filings, approvals and consents as may be or become necessary for or in connection with the consummation of the transactions contemplated by this Agreement, including the Purchaser and the Vendors shall cooperate to make reasonable efforts to respond to any governmental request or inquiry with respect thereto, but none of the Purchaser or the Vendors, or any of their Affiliates, shall be required to make any payment (other than for reasonable legal fees) that it is not presently contractually required to make, divest any assets, make any change in the conduct of its business, accept any limitation on the future conduct of its business, enter into any other agreement or arrangement with any Person that it is not presently contractually required to enter into, accept any significant modification in any existing agreement or arrangement, or agree to any of the foregoing, or to litigate or participate in administrative actions regarding such filings.

     (b) The Purchaser will, at the request of the Vendors, from time to time during the Interim Period, provide the Vendors and their representatives with copies of all applications, filings, notifications, submissions and other correspondence or documents (including drafts thereof) related to the satisfaction of the conditions to Closing together with such written advice and information with respect to the status of the Purchaser's efforts to obtain the satisfaction of the conditions to Closing as the Vendors may reasonably request.

6.4  Waiver of Conditions
     --------------------

     The conditions in Section 6.1 are for the sole benefit of the Purchaser and the conditions in Section 6.2 are for the sole benefit of Enron and the Vendors. The Requisite

     Shareholders, in the case of Section 6.2, and the Purchaser, in the case of
     Section 6.1, may waive any of them, in whole or in part, by written notice to the other Parties.

6.5  Failure To Satisfy Conditions
     -----------------------------

     If any of the conditions in Sections 6.1 or 6.2 has not been satisfied at or before the Closing Date and such condition has not been waived by the Purchaser, in the case of Section 6.1 or the Requisite Shareholders, in the case of Section 6.2, the Requisite Shareholders or the Purchasers, as applicable, may terminate this Agreement pursuant to Section 7.1 by written notice to the other Parties prior to the Closing.

                                   ARTICLE 7
                                  TERMINATION

7.1  Grounds for Termination
     -----------------------

     This Agreement may be terminated prior to the Closing Date:

     (a) by the mutual written agreement of the Requisite Shareholders and the Purchaser;

     (b) in accordance with Section 6.5 by the Party and in the circumstances contemplated thereby; or

     (c) by the Requisite Shareholders or the Purchaser if the consummation of such transactions would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

     provided that, notwithstanding anything to the contrary express or implied herein, a Party shall not be allowed to exercise any right of termination pursuant to this Section 7.1 if the event giving rise to such right is due to a Purchase Agreement Default by such Party.

7.2  Effect of Termination
     ---------------------

     If this Agreement is terminated by a Party as permitted under Section 7.1 hereof:

     (a) except as provided under Section 7.3, such termination shall be without liability of any Party to any other Party to this Agreement, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives, and the Parties shall be released from all of their obligations under this Agreement; and

     (b) the Purchaser shall promptly destroy or return to Enron, the Vendors or Skybird, all materials delivered to the Purchaser by Enron, the Vendors or Skybird hereunder, together with all copies of them that may have been made by or for the Purchaser.

7.3  Entitlement to Deposit on Termination
     -------------------------------------

     (a) If this Agreement is terminated pursuant to Section 7.1 due to a Purchase Agreement Default by the Purchaser, the Deposit together with all interest earned thereon shall be forfeited to and retained by the Vendors for their own account absolutely (to be allocated to the Vendors in accordance with the allocation set forth in Section 2.2(b)) as a genuine pre-estimate by the Vendors and the Purchaser of all damages, costs, losses and expenses suffered or incurred by the Vendors as a consequence of such termination.

     (b) If this Agreement is terminated for any reason or circumstance other than those described in Section 7.3(a), the Deposit together with all interest earned thereon shall be returned within 1 Business Day to the Purchaser for its account absolutely.

     (c) The Parties agree and acknowledge that return or retention (as applicable) of the Deposit pursuant to Sections 7.3(a) or (b) shall be the sole remedy for termination of the Agreement under Section 7.1 and that, in no event, shall any Party be entitled to recover any damages, costs, costs or expenses in excess of the amount of the Deposit for such termination.

7.4  Remedy for Failure to Tender
     ----------------------------

     Notwithstanding anything else contained in this Agreement or any documents provided pursuant hereto, if the Purchaser is unable to complete the acquisition of the Skybird Shares due to a failure of the Skybird Vendors to meet the conditions precedent set forth in Sections 6.1(a), 6.1(b), 6.1(f), 6.1(i), 6.1(k), 6.1(m), 6.1(o) with respect to Section 3.3(b)
     and/or 6.1(p), the sole and exclusive remedy available to the Purchaser in such circumstance shall be to purchase the Skybird Invasion Shares from Skybird pursuant to the terms of this Agreement and, in such circumstance, the Purchaser agrees to purchase and Skybird agrees to sell all of the Skybird Invasion Shares upon the same terms and conditions applicable to all Invasion Vendors under this Agreement and Skybird shall be deemed to be, for all purposes, an Invasion Vendor and Schedule 1.2(b) shall be amended accordingly and for certainty, Skybird shall be bound pursuant to the terms hereof as if it had initially executed this Agreement as an Invasion Vendor.

     If, pursuant to the operation of this Section 7.4, the Purchaser purchases and Skybird sells to the Purchaser the Skybird Invasion Shares, each of Kanovsky and Paulson hereby severally guarantees the payment of any amount owed by Skybird, in its capacity as an Invasion Vendor, to the Purchaser and its Additional Indemnitees under Article 8, provided that the Purchaser and its Additional Indemnitees shall only be entitled to request payment from Kanovsky and Paulson pursuant hereto if Skybird fails to pay any amounts owed by it under Article 8 within 60 days of receiving a Notice of Claim unless such claim is being contested in good faith by the Invasion Vendors. For certainty, if the Purchaser purchases the Skybird Invasion Shares pursuant to this Section 7.4, the liability of the Skybird Vendors under Article 8 shall terminate and Skybird or Kanovsky and

     Paulson, as applicable, shall become liable under Article 8 as an Invasion Vendor. Provided that in, for certainty, any liability of Paulson and Kanovsky under this guarantee shall be allocated equally.

                                   ARTICLE 8
                         LIABILITY AND INDEMNIFICATION
                         -----------------------------

8.1  Defined Terms
     -------------

     In this Article 8:

     "Additional Indemnitees" means, with respect to any Person to which an indemnity is granted pursuant to this Article 8, its Affiliates and the respective directors, officers, servants, agents, advisors and employees of that Person and its Affiliates.

     "Indemnified Losses" means all losses, costs, damages, expenses, charges, fines, penalties, assessments or other liabilities whatsoever, but does not include consequential, incidental, economic or punitive losses, damages or claims.

     "Notice of Claim" means a notice by a Vendor or the Purchaser, as applicable, on behalf of itself or one or more Additional Indemnities (if applicable) of a claim for Indemnified Losses pursuant to Section 8.2, 8.3,
     8.4 or 8.5, as applicable, together with detailed particulars as to the nature and amount of the claim, the basis which it is sought and the provisions of this Agreement applicable to such claim.

8.2  Responsibility of Vendors
     -------------------------

     Subject to the limitations set forth herein, the Vendors shall:

     (a) be liable to the Purchaser and its Additional Indemnities for all Indemnified Losses which any one or more of them may suffer, sustain, pay or incur; and

     (b) indemnify and save harmless the Purchaser and its Additional Indemnities from and against all Indemnified Losses which may be brought against or suffered by any one or more of them or which any one or more of them may sustain, pay or incur;

     as a direct result of any breach by (i) the Vendors of, or any inaccuracy of, any representation or warranty contained in Section 5.1, or (ii) notwithstanding any breach of 5.3(a) and 5.3(b), the Manager of, or any inaccuracy of, any representation or warranty of the Manager contained in
     Section 5.3 (except those representations in Section 5.3(a) and 5.3(b) for which the Vendors shall have no liability).

8.3  Responsibility of Skybird Vendors
     ---------------------------------

     Subject to the limitations set forth herein, the Skybird Vendors shall:

     (a) be liable to the Purchaser and its Additional Indemnities for all Indemnified Losses which any one or more of them may suffer, sustain, pay or incur; and

     (b) indemnify and save harmless the Purchaser and its Additional Indemnities from and against all Indemnified Losses which may be brought against or suffered by any one or more of them or which any one or more of them may sustain, pay or incur;

     as a direct result of any breach by the Skybird Vendors of, or any inaccuracy of, any representation or warranty of the Skybird Vendors contained in Section 5.2.

8.4  Responsibility of Enron
     -----------------------

     Subject to the limitations set forth herein, Enron shall:

     (a) be liable to the Purchaser and its Additional Indemnities for all Indemnified Losses which any one or more of them may suffer, sustain, pay or incur; and

     (b) indemnify and save harmless the Purchaser and its Additional Indemnities from and against all Indemnified Losses which may be brought against or suffered by any one or more of them or which any one or more of them may sustain, pay or incur;

     as a direct result of any breach by Enron of, or any inaccuracy of, any representation or warranty of Enron contained in Section 5.4.

8.5  Responsibility of Purchaser
     ---------------------------

     Subject to the limitations set forth herein, the Purchaser and Wiser, jointly and severally, shall:

     (a) be liable to the Vendors and their Additional Indemnities for all Indemnified Losses which any one or more of them may suffer, sustain, pay or incur; and

     (b) indemnify and save harmless the Vendors and their Additional Indemnities from and against all Indemnified Losses which may be brought against or suffered by any one or more of them or which any one or more of them may sustain, pay or incur;

     as a direct result of:

     (c) any breach by the Purchaser of, or any inaccuracy of, any representation or warranty of the Purchaser contained in Section 5.5;

     (d) any act, omission, circumstance or other matter arising out of, resulting from, attributable to or connected with (whether before, on or after the Closing Date) the PNG Assets, Skybird or Invasion, including all Abandonment and Reclamation Obligations and Environmental Damage, except to the extent the

          Vendors are liable to indemnify the Purchaser and its Additional Indemnitees, pursuant to Section 8.2 and 8.4 and the Skybird Vendors are liable to indemnify the Purchaser and its Additional Indemnitees pursuant to Section 8.3.

8.6  Limit on Vendors' Responsibility
     --------------------------------

     The Vendors' obligations and liability under Section 8.2 of this Agreement shall be subject to the following limitations:

     (a) The obligations and liabilities of the Vendors pursuant to this Agreement are several and not joint, nor joint and several. Any liability shall be apportioned to the Vendors pro rata in accordance with the formula set forth in Section 2.2(b) provided that the aggregate liability of the Vendors under Sections 8.2 shall not, in any event, exceed $7,000,000.

     (b) The Purchaser and its Additional Indemnitees shall have no remedy or cause of action pursuant to this Agreement in respect of any circumstance or other matter disclosed to or actually known to the Purchaser or its Affiliates or their respective directors, officers, servants, agents or employees as at the Closing Date.

     (c) No Vendor shall have liability in connection with Indemnified Losses unless the Purchaser shall, prior to the expiry of the Survival Period, have provided such Vendor with a Notice of Claim.

     The above limitations and the limitation in Section 8.11(c) shall not limit the recourse against a Vendor with respect to a breach of Section 5.1(f) hereof by such Vendor.

8.7  Limit on Skybird Vendors' Responsibility
     ----------------------------------------

     The Skybird Vendors' obligations and liability under Section 8.3 of this Agreement shall be subject to the following limitations:

     (a) The obligations and liabilities of the Skybird Vendors pursuant to this Agreement are several and not joint, nor joint and several. Each Skybird Vendor shall bear all obligations and liabilities of the Skybird Vendors in proportion to the percentage set opposite their name in Schedule 1.2(d), provided that the aggregate liability of the Skybird Vendors shall not, in any event, exceed the portion of the Share Consideration allocated to the Skybird Shares in accordance herewith.

     (b) The Purchaser and its Additional Indemnitees shall have no remedy or cause of action pursuant to this Agreement in respect of any circumstance or other matter disclosed to or actually known to the Purchaser or its Affiliates or their respective directors, officers, servants, agents or employees as at the Closing Date.

     (c) No Skybird Vendor shall have liability in connection with Indemnified Losses unless the Purchaser shall, prior to the expiry of the Survival Period, have provided such Skybird Vendor with a Notice of Claim.

     The above limitations and the limitation in Section 8.11(c) shall not limit the recourse against a Skybird Vendor with respect to a breach by such Skybird Vendor of Section 5.2(q).

8.8  Limit on Enron's Responsibility
     --------------------------------

     Enron's obligations and liability under Section 8.4 of this Agreement shall be subject to the following limitations:

     (a) the aggregate liability of Enron shall not, in any event, exceed the amount paid to Enron pursuant to Section 2.2(a)(ii);

     (b) the Purchaser and its Additional Indemnitees shall have no remedy or cause of action pursuant to this Agreement in respect of any circumstance or other matter disclosed to or actually known to the Purchaser or its Affiliates or their respective directors, officers, servants, agents or employees as at the Closing Date; and

     (c) Enron shall have no liability in connection with Indemnified Losses unless the Purchaser shall, prior to the expiry of the Survival Period, have provided Enron with a Notice of Claim.

8.9  Responsibility Extends To Legal Costs and Settlements
     -----------------------------------------------------

     Notwithstanding any provision to the contrary contained in this Article 8, references to costs in the liability and indemnification obligations prescribed by Sections 8.2, 8.3, 8.4 and 8.5 shall be deemed to include legal (on a solicitor-client basis) and other professional fees and disbursements on a full indemnity basis, and shall extend to settlements, satisfactions or other compromises with respect to claims by third Persons for Indemnified Losses.

8.10 Limitations
     -----------
     Notwithstanding anything herein to the contrary:

     (a) the indemnities provided in Sections 8.2, 8.3, 8.4 and 8.5 shall not apply to the extent that claims for Indemnified Losses are reimbursed to the Person to be indemnified by insurance; and

     (b) if Indemnified Losses suffered, sustained, paid or incurred by Persons claiming indemnity at any time before or subsequent to the making of an indemnity payment are reduced by any tax benefit or recovery, the amount of such reduction.

8.11 Limitation on Rights or Remedies
     --------------------------------

     (a) Other than as set forth in Sections 7.3 and 7.4, this Article 8 sets forth the sole rights and remedies of each Party and its Additional Indemnities in connection with (i) the transactions contemplated herein, and (ii) any act, omission, circumstance or other matter arising out of, resulting from, attributable to or connected with any breach of any representation, warranty or covenant made by any other Party, and such first mentioned Party and its Additional Indemnities shall have no further right or remedy (whether legal, equitable, fiduciary or in tort) whatsoever, against such other Party, or its Affiliates or their respective directors, officers, servants, agents, advisors or employees.

     (b) The Purchaser acknowledges that it shall not be entitled to any rights or remedies as against Invasion, the Vendors, their Affiliates or their respective directors, officers, servants, agents and employees under Applicable Law, including common law or in equity, pertaining to any Indemnified Losses, in respect of which it is required to indemnify the Vendors pursuant to Section 8.5 and that it shall not be entitled to name former directors, officers and employees of Invasion, the Vendors or their Affiliates or their respective directors, officers, servants, agents and employees under Section 8.5 as third party to any action commenced by any third Person against the Purchaser or Invasion, as the case may be.

     (c) The Vendors, Enron and the Skybird Vendors shall have no liability in connection with Indemnified Losses under this Article 8 unless the aggregate liability in respect of such claims for the Indemnified Losses is in excess of an aggregate of $500,000 which amount shall be fully deductible against such claims.

8.12 Procedure - Indemnities
     -----------------------

     Any Person seeking indemnification shall give reasonably prompt notice thereof to the Party from whom indemnification is sought. The Party from whom indemnification is sought shall have the sole right to conduct, settle or otherwise dispose of any legal action in respect of which indemnification is sought in any manner it deems appropriate without the consent of the other party if but only if it has agreed that the matters in the action are indemnified pursuant to Sections 8.2, 8.3, 8.4 or 8.5. If the Party from whom indemnification is sought pays the indemnified amount to the other Party seeking indemnification, the paying Party shall not be responsible for any costs described in Section 8.9 incurred after such payment.

8.13 No Merger of Legal Responsibilities
     -----------------------------------

     The liabilities and indemnities created in this Article 8 shall be deemed to apply to, and shall not merge in, all assignments, transfer and other documents conveying any of the Purchased Shares to the Purchaser, notwithstanding the terms of such assignments, transfers and other documents, Applicable Law or any rule of law or equity to the contrary, and all such rules are hereby waived.

                                   ARTICLE 9
                                  ARBITRATION

9.1  Reference to Arbitration
     ------------------------

     (a) Insofar as the Parties are unable to agree on any matter which expressly may be referred to arbitration hereunder, either Party may serve the other Party written notice that it wishes such matter be referred to arbitration.

     (b) The Parties shall meet within 7 days of the receipt of a notice issued pursuant to Section 9.1(a) to attempt to agree on a single arbitrator qualified by experience, education and training, to determine such matter. If the Parties are unable to agree on the selection of the arbitrator, the Party which issued such notice shall forthwith make application to a judge of the Court of Queen's Bench of the Province of Alberta pursuant to the Arbitration Act (Alberta) for the appointment of a single arbitrator, and failing such action on the part of the Party which issued such notice, the other Party may make such application.

9.2  Reference to Arbitration
     ------------------------

     (a) The arbitrator selected pursuant to Section 9.1 shall proceed as soon as is practicable to hear and determine the matter in dispute, and shall be directed to provide a written decision respecting such matter within 45 days of appointment. The Parties shall provide such assistance and information as may be reasonably necessary to enable the arbitrator to determine such matter.

     (b) Except to the extent modified in this Article, the arbitrator shall conduct any arbitration hereunder pursuant to the provisions of the Arbitration Act (Alberta).

     (c) The liability between the Parties for the payment of the compensation and expenses of the arbitrator shall be determined by the arbitrator.

                                  ARTICLE 10
                         WISER GUARANTEE AND ASSIGNMENT
                         ------------------------------

10.1 Guarantee
     ---------

     Wiser hereby unconditionally and irrevocably guarantees the punctual and complete performance by the Purchaser of all of its obligations under this Agreement, provided that the liability of Wiser shall not exceed the liability of the Purchaser hereunder.

10.2 Assignment
     ----------

     Notwithstanding Section 11.3, upon written notice to the Vendors, the Purchaser may assign this Agreement to an Affiliate which is resident in Canada, provided that Wiser confirms and acknowledges that Section 10.1 applies to such Affiliate.

                                  ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1 Waiver Must Be In Writing
     -------------------------

     No waiver by any Party of any breach (whether actual or anticipated) of any of the terms, conditions, representations or warranties contained herein shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

11.2 Amendment
     ---------

     (a) This Agreement may be amended only by written instrument executed by the Vendors and the Purchaser.

     (b) The Parties hereto acknowledge that each of the Invasion Minority Shareholders and the Skybird Minority Shareholders may become Parties hereto by executing a signature page to this Agreement.

11.3 Assignments Before Closing
     --------------------------

     Prior to Closing, no Party may assign its interest in or under this Agreement without the prior written consent of the other Parties.

11.4 Service Of Notice
     -----------------

     Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

     (a) personally, by delivering the notice to the Party on which it is to be served at that Party's address for service. Personally served notices shall be deemed to be received by the addressee when actually delivered as aforesaid, provided that such delivery shall be during normal business hours on any Business Day. If a notice is not delivered on a Business Day or is delivered after the addressee's normal business hours, such notice shall be deemed to have been received by such Party at the commencement of the addressee's first Business Day next following the time of the delivery; or

     (b) by facsimile (or by any other like method by which a written message may be sent) directed to the Party on which it is to be served at that Party's address for service. A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any Business Day or at the commencement of the next ensuing Business Day following transmission if such notice is not received during business hours.

11.5 Addresses For Notices
     ---------------------

     The address for service of notices hereunder of each of the Parties shall be as follows:

     ENRON CANADA CORP.:                3500 Canterra Tower
                                        400 - 3rd Avenue S.W.
                                        Calgary, Alberta
                                        T2P 4H2
                                        Attention:  Assistant General Counsel
                                        Fax:  (403) 974-6707
                                        Telephone:  (403) 974-6700

     SKYBIRD ENERGY INC.:               3000, 400 - 3rd Avenue S.W.
                                        Calgary, Alberta
                                        T2P 4H2
                                        Attention:  President
                                        Fax:  (403) 213-8277
                                        Telephone:  (403) 213-8260

     JAMES E. PAULSON:                  c/o Skybird Energy Inc.
                                        1050, 340 - 12th Avenue S.W.
                                        Calgary, Alberta  T2R 1L5
                                        Fax: (403) 266-6570
                                        Telephone: (403) 266-6794:

     MICHAEL KANOVSKY:                  c/o C2Sky Inc.
                                        3000, 400 - 3rd Avenue S.W.
                                        Calgary, Alberta
                                        T2P 4H2
                                        Fax:  (403) 213-8277
                                        Telephone:  (403) 213-8260

     INVASION MINORITY SHAREHOLDERS:    c/o Enron Canada Corp.
                                        3500 Canterra Tower
                                        400 - 3rd Avenue S.W.
                                        Calgary, Alberta
                                        T2P 4H2
                                        Attention:  Assistant General Counsel
                                        Fax:  (403) 974-6707
                                        Telephone:  (403) 974-6700

     SKYBIRD MINORITY SHAREHOLDERS:      c/o Skybird Energy Inc.
                                         3000, 400 - 3rd Avenue S.W.
                                         Calgary Alberta  T2P 4H2
                                         Attention:  President
                                         Fax:  (403) 213-8277
                                         Telephone:  (403) 213-8260

     PURCHASER:                          The Wiser Oil Company of Canada
                                         2500, 645 - 7th Avenue S.W.
                                         Calgary, Alberta
                                         T2P 4G8
                                         Fax:  (403) 269-6976
                                         Telephone:  (403) 237-9550

     WISER:                              The Wiser Oil Company
                                         8115 Preston Road, Suite 400
                                         Dallas, Texas  75225
                                         Attention:  President
                                         Fax:  (214) 373-3610
                                         Telephone:  (214) 265-0080

     YELLOWBIRD:                         1050, 340 - 12th Avenue S.W.
                                         Calgary, Alberta
                                         T2R 1L5
                                         Attention: President
                                         Fax: (403) 266-6570
                                         Telephone: (403) 266-6794

     C2SKY:                              3000, 400 - 3rd Avenue S.W.
                                         Calgary, Alberta
                                         T2P 4H2
                                         Attention:  President
                                         Fax:  (403) 213-8277
                                         Telephone:  (403) 213-8260


     A Party may change its address for service by notice to the other Party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

11.6 Costs and Expenses
     ------------------

     Except as specifically provided herein, all legal and other costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party which incurred the same. Notwithstanding the foregoing, the Vendors acknowledge and agree that the Share Consideration and any adjustment payment under Section 2.3(j) will be reduced by the total costs and expenses, including legal, accounting and tax consulting fees and expenses, incurred by the Requisite Shareholders on behalf of the Vendors in connection with this Agreement.

11.7 Further Assurances
     ------------------

     At the Closing Date and thereafter as may be necessary, the Parties shall execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to fulfil their respective obligations under this Agreement, including with respect to Enron, on request of the Purchaser, the execution of any transfers or discharges of the Security Interests with respect to the Enron Debt.

11.8 Governing Law; Attornment; Etc.
     -------------------------------

     (a) This Agreement and all such documents executed in connection with this agreement and the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with the applicable laws, other than conflict of laws rules, prevailing in the Province of Alberta.

     (b)  The Parties irrevocably:

          (i) submit and attorn to the non-exclusive jurisdiction of the Courts of the Province of Alberta for all matters arising out of or relating to this Agreement, or any of the transactions contemplated hereby except that the Parties irrevocably submit and attorn to the non-exclusive jurisdiction of the Courts of the Province of Alberta for such matters arising out of or relating to documentation specifically made to be governed by the terms of the applicable laws of the Province of Alberta pursuant to Section 11.8(a);

          (ii) waive all right to object to jurisdiction of such Courts in any legal action or proceeding relative to this Agreement or the transactions contemplated hereby or execution of any judgment, order or decree issued in or as a result of any such action, suit or proceeding which they may now or hereafter have by reason of domicile or otherwise;

          (iii) waive any objection to the laying of venue in such Courts of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby;

          (iv) waive and agree not to plead or claim that any action, suit or proceeding in such Courts has been brought in an inconvenient forum; and

          (v) waive any right they may have to, or to apply for, trial by jury in connection with any matter, action, proceeding, claim or counterclaim arising out of or relating to this Agreement or any of the transactions contemplated hereby.

11.9  Invalidity of Provisions
      ------------------------

      If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.10 Time
      ----

      Time shall be of the essence in this Agreement.

11.11 Supersedes Earlier Agreements
      -----------------------------

      Other than the Confidentiality Agreement, this Agreement constitutes the entire agreement between the Parties relating to the subject-matter hereof; and there are no collateral or other statements, understandings, covenants, agreements, representations or warranties, written or oral, relating to the subject-matter hereof. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties or their predecessors relating to the subject-matter of this Agreement, including the Letter Agreement.

11.12 Enurement
      ---------

      This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

11.13 Counterpart Execution
      ---------------------

      This Agreement and any document or instrument to be executed and delivered by the Parties hereunder or in connection herewith may be executed and delivered in separate counterparts and delivered by one Party to the other by facsimile, each of which when so executed and delivered shall be deemed an original and all such executed counterparts shall together constitute one and the same agreement. If this Agreement or any such document or instrument is delivered by facsimile, the Party so delivering this Agreement or such document or instrument shall within a reasonable time after such delivery deliver an original executed copy to the other.

      IN WITNESS WHEREOF the Parties have duly executed this Agreement.


                                         ENRON CANADA CORP.


                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:


                                         SKYBIRD ENERGY INC.



                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         C2SKY INC.


                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:




   This is an execution page to a share purchase agreement dated May 4, 2001

-----------------------------           -------------------------------
Witness                                 JAMES E. PAULSON





   This is an execution page to a share purchase agreement dated May 4, 2001

-----------------------------           -------------------------------
Witness                                 MICHAEL KANOVSKY





   This is an execution page to a share purchase agreement dated May 4, 2001

                                             EVOLVE MANAGEMENT INC.


                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:



   This is an execution page to a share purchase agreement dated May 4, 2001

                                         YELLOWBIRD PRODUCTS LIMITED


                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:



   This is an execution page to a share purchase agreement dated May 4, 2001

                                         THE WISER OIL COMPANY



                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:



                                         THE WISER OIL COMPANY OF CANADA



                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:

                                         PER:
                                             -------------------------------
                                             Name:
                                             Title:


   This is an execution page to a share purchase agreement dated May 4, 2001

                 Minority Shareholders of Invasion and Skybird
                 ---------------------------------------------



-----------------------------           -------------------------------
Witness                                 CAROLINE BANKS




-----------------------------           -------------------------------
Witness                                 RICHARD BROWN




-----------------------------           -------------------------------
Witness                                 ROBIN CHAN




-----------------------------           -------------------------------
Witness                                 DARRELL DENNEY




-----------------------------           -------------------------------
Witness                                 CHRISTOPHER DINGLE




-----------------------------           -------------------------------
Witness                                 DANIEL FOURNIER




-----------------------------           -------------------------------
Witness                                 WALLACE SHAW




-----------------------------           -------------------------------
Witness                                 JAMES BANNISTER


   This is an execution page to a share purchase agreement dated May 4, 2001

           ---------------------------------------------------------




-----------------------------           -------------------------------
Witness                                 GERALD DEYELL




-----------------------------           -------------------------------
Witness                                 JONI PAULUS




-----------------------------           -------------------------------
Witness                                 MUNGO HARDWICKE-BROWN




-----------------------------           -------------------------------
Witness                                 BRAD HURTUBISE




-----------------------------           -------------------------------
Witness                                 WILLIAM JAMES




-----------------------------           -------------------------------
Witness                                 DONNA KANOVSKY




-----------------------------           -------------------------------
Witness                                 JOE LADOUCEUR




-----------------------------           -------------------------------
Witness                                 MADELYN LANG


   This is an execution page to a share purchase agreement dated May 4, 2001

           ---------------------------------------------------------




-----------------------------           -------------------------------
Witness                                 MICHAEL LANG



-----------------------------           -------------------------------
Witness                                 ANGELA LAU



-----------------------------           -------------------------------
Witness                                 BILL MACDONALD



-----------------------------           -------------------------------
Witness                                 RICCARDO NARDELLI



-----------------------------           -------------------------------
Witness                                 PETER PAULSON



-----------------------------           -------------------------------
Witness                                 HERB PINDER



-----------------------------           -------------------------------
Witness                                 MADELEINE PINDER



-----------------------------           -------------------------------
Witness                                 ROBERT ROONEY



   This is an execution page to a share purchase agreement dated May 4, 2001

           ---------------------------------------------------------




-----------------------------           -------------------------------
Witness                                 CARL SCHNARE




-----------------------------           -------------------------------
Witness                                 PAUL SPARKS


B.D.A. INVESTMENT CORP.                 DRS RESOURCES


PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:

PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:




DRS RESOURCE INVESTMENT LTD.            KANOVSKY CHILDREN FAMILY TRUST



PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:

PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:



   This is an execution page to a share purchase agreement dated May 4, 2001

           ---------------------------------------------------------

NBC TECHNOLOGIES INC.                   NOVA BANCORP INVESTMENTS LTD.


PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:

PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:


ROCKHILL RESOURCES                      RUNNYMEDE RESOURCES CORPORATION


PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:

PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:


RWFT HOLDINGS LTD.                      SIREN CAPITAL CORP.



PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:

PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:


   This is an execution page to a share purchase agreement dated May 4, 2001

           ---------------------------------------------------------


SKY ENERGY CORPORATION                  CULSHAW PETROLEUM SERVICES INC.



PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:

PER:                                    PER:
    -------------------------------         -------------------------------
    Name:                                   Name:
    Title:                                  Title:



   This is an execution page to a share purchase agreement dated May 4, 2001

                                SCHEDULE 1.2(a)

                                 LAND SCHEDULE
                                 -------------


Available upon request from Invasion Energy Inc.

                                SCHEDULE 1.2(b)

                             LIST OF SHAREHOLDERS
                             --------------------

Class B Invasion Shares
-----------------------


                                                              Percentage of Total         Allocation
Name                                Total Class B Shares         Class B Shares           Percentage
-----------------------------------------------------------------------------------------------------
Enron Canada Corp.                         6,291,380                   48.93%                  71.857%
-----------------------------------------------------------------------------------------------------
Skybird Energy Inc.                        4,102,504                   31.91%                       0%
-----------------------------------------------------------------------------------------------------
Yellowbird Products Limited                  404,818                    3.15%                   4.624%
-----------------------------------------------------------------------------------------------------
Sky Energy Corporation                       296,895                    2.31%                   3.391%
-----------------------------------------------------------------------------------------------------
Richard Brown                                227,227                    1.77%                   2.595%
-----------------------------------------------------------------------------------------------------
Siren Capital Corp.                          183,743                    1.43%                   2.098%
-----------------------------------------------------------------------------------------------------
Caroline Banks                               175,000                    1.36%                   1.999%
-----------------------------------------------------------------------------------------------------
Daniel Fournier                              110,097                    0.86%                   1.257%
-----------------------------------------------------------------------------------------------------
Wallace Shaw                                  17,669                    0.14%                   0.202%
-----------------------------------------------------------------------------------------------------
James Bannister                               10,097                    0.08%                   0.115%
-----------------------------------------------------------------------------------------------------
Gerald Deyell                                  5,048                    0.04%                   0.058%
-----------------------------------------------------------------------------------------------------
Joni Paulus                                    5,048                    0.04%                   0.058%
-----------------------------------------------------------------------------------------------------
Mungo Hardwicke-Brown                          2,524                    0.02%                   0.029%
-----------------------------------------------------------------------------------------------------
Robert Rooney                                150,000                    1.17%                   1.713%
-----------------------------------------------------------------------------------------------------
C2 Sky Inc.                                  148,593                    1.16%                   1.697%
-----------------------------------------------------------------------------------------------------
Rockhill Resources                           147,227                    1.15%                   1.682%
-----------------------------------------------------------------------------------------------------
DRS Resources                                105,383                    0.82%                   1.204%
-----------------------------------------------------------------------------------------------------
Michael Lang                                 100,000                    0.78%                   1.142%
-----------------------------------------------------------------------------------------------------
Darrell Denney (RRSP)                        100,000                    0.76%                   1.142%
-----------------------------------------------------------------------------------------------------
Bill Macdonald                                50,000                    0.39%                   0.571%
-----------------------------------------------------------------------------------------------------
Brad Hurtubise                                48,000                    0.37%                   0.548%
-----------------------------------------------------------------------------------------------------
Madelyn Lang                                  47,227                    0.37%                   0.539%
-----------------------------------------------------------------------------------------------------
Christopher Dingle                            40,670                    0.32%                   0.465%
-----------------------------------------------------------------------------------------------------
NBC Technologies Inc.                         32,227                    0.25%                   0.368%
-----------------------------------------------------------------------------------------------------
Joe Ladouceur (RRSP)                          20,095                    0.16%                   0.230%
-----------------------------------------------------------------------------------------------------
Culshaw Petroleum Services Inc.               15,000                    0.12%                   0.171%
-----------------------------------------------------------------------------------------------------
Angela Lau                                    10,064                    0.08%                   0.115%
-----------------------------------------------------------------------------------------------------
Paul Sparks                                    9,446                    0.07%                   0.108%
-----------------------------------------------------------------------------------------------------
Robin Chan                                     1,890                    0.01%                   0.022%
-----------------------------------------------------------------------------------------------------
TOTAL                                     12,857,872                  100.00%                 100.000%
-----------------------------------------------------------------------------------------------------

                                SCHEDULE 1.2(c)

Class C Invasion Shares
-----------------------

Name                              Total Class C Shares         Allocation Percentage
------------------------------------------------------------------------------------
Richard Brown                              99                                  58.93%
------------------------------------------------------------------------------------
Darrell Denney                             33                                  19.64%
------------------------------------------------------------------------------------
Joe Ladouceur                              21                                  12.50%
------------------------------------------------------------------------------------
Carl Schnare                               12                                   7.14%
------------------------------------------------------------------------------------
Robin Chan                                  3                                   1.79%
------------------------------------------------------------------------------------
TOTAL                                     168                                 100.00%
------------------------------------------------------------------------------------

                                SCHEDULE 1.2(d)

Skybird Common Shares
---------------------

Name                                       Total Common Shares     Allocation Amount
------------------------------------------------------------------------------------
Jamie Paulson                                      741                         17.61%
------------------------------------------------------------------------------------
Peter Paulson                                      741                         17.61%
------------------------------------------------------------------------------------
C2Sky Inc.                                         729                         17.33%
------------------------------------------------------------------------------------
DRS Resource Investment Ltd.                       423                         10.05%
------------------------------------------------------------------------------------
Donna Kanovsky                                     403                          9.57%
------------------------------------------------------------------------------------
Kanovsky Children Family Trust                     350                          8.32%
------------------------------------------------------------------------------------
Riccardo Nardelli                                  250                          5.94%
------------------------------------------------------------------------------------
Runnymede Resources Corporation                    200                          4.75%
------------------------------------------------------------------------------------
Nova Bancorp Investments Ltd.                       50                          1.19%
------------------------------------------------------------------------------------
Nova Bancorp Securities Ltd.                        50                          1.19%
------------------------------------------------------------------------------------
RWFT Holdings Ltd.                                 100                          2.38%
------------------------------------------------------------------------------------
Madeleine Pinder                                    75                          1.78%
------------------------------------------------------------------------------------
Angela Lau                                          60                          1.45%
------------------------------------------------------------------------------------
Bill James                                          35                          0.83%
------------------------------------------------------------------------------------
TOTAL                                            4,207                           100%
------------------------------------------------------------------------------------

Skybird Preferred Shares
------------------------

Name                                          Total Preferred Shares      Allocation Amount
--------------------------------------------------------------------------------------------
Yellowbird Products Limited                          1,481,887                    $1,481,887
--------------------------------------------------------------------------------------------
Michael Kanovsky                                       729,387                    $  729,387
--------------------------------------------------------------------------------------------
DRS Resource Investment Ltd.                           422,926                    $  422,926
--------------------------------------------------------------------------------------------
Donna Kanovsky                                         402,500                    $  402,500
--------------------------------------------------------------------------------------------
Kanovsky Children Family Trust                         350,000                    $  350,000
--------------------------------------------------------------------------------------------
B.D.A. Investment Corp.                                250,000                    $  250,000
--------------------------------------------------------------------------------------------
Runnymede Resources Corporation                        200,000                    $  200,000
--------------------------------------------------------------------------------------------
Nova Bancorp Investments Ltd.                           50,000                    $   50,000
--------------------------------------------------------------------------------------------
Nova Bancorp Securities Ltd.                            50,000                    $   50,000
--------------------------------------------------------------------------------------------
RWFT Holdings Ltd.                                     100,000                    $  100,000
--------------------------------------------------------------------------------------------
Angela Lau                                              60,803                    $   60,803
--------------------------------------------------------------------------------------------
Madeleine Pinder                                        52,500                    $   52,500
--------------------------------------------------------------------------------------------
Bill James                                              35,000                    $   35,000
--------------------------------------------------------------------------------------------
Herb Pinder                                             22,500                    $   22,500
--------------------------------------------------------------------------------------------
TOTAL                                                4,207,503                    $4,207,503
--------------------------------------------------------------------------------------------

The Skybird Vendors acknowledge and agree that after the allocation to the Skybird Preferred Shares, any remaining amount shall be allocated to the Skybird Common Shares in accordance with the above allocation. For certainty, if some of the Skybird Preferred Shares are redeemed as permitted under Section 4.3, the allocation amounts for the Skybird Preferred Shares above shall be adjusted for such redemption on the basis of $1 per Skybird Preferred Share redeemed.

                                SCHEDULE 1.2(e)

                         EFFECTIVE DATE BALANCE SHEET
                         ----------------------------

                                SCHEDULE 1.2(f)

                         INVASION FINANCIAL STATEMENTS
                         -----------------------------

                                SCHEDULE 1.2(g)

                         SKYBIRD FINANCIAL STATEMENTS
                         ----------------------------

                                SCHEDULE 5.1(p)

                   DISCLOSURE RE: CONTRACTS AND COMMITMENTS
                   ----------------------------------------

1. Contract Operating Agreement dated August 29, 2000 between Invasion Energy Inc. and Accutech Oilfield Services
2. Equipment Rental Agreement dated December 11, 2000 between Invasion Energy Inc. and Energy Industries Inc.
3. Equipment Rental Agreement dated December 30, 1999 between Invasion Energy Inc. and Collicutt Hanover Compression Co.
4. Equipment Rental Agreement dated December 30, 1999 between Invasion Energy Inc. and Collicutt Hanover Compression Co.
5. Gas Management Services Agreement dated November 1, 2000 between Invasion Energy Inc. and Enron Canada Corp.
6. Notification of Gas Services Agreement dated October 26, 1999 between Invasion Energy Inc. and Enron Canada Corp.
7. Firm Gas Purchase/Sale Agreement dated November 2, 1999 between Invasion Energy Inc. and Enron Canada Corp.
8. Schedule "A" to the Firm Gas Purchase/Sale Agreement dated April 27, 2001 between Invasion Energy Inc. and Enron Canada Corp.
9. Sale & Purchase of Natural Gas Agreement (#QU5599.1) dated March 1, 2001 between Invasion Energy Inc. and Enron Canada Corp.
10. Amendment to Sale & Purchase of Natural Gas Agreement (#QU5599.1) dated March 28, 2001 between Invasion Energy Inc. and Enron Canada Corp.
11. Amendment to Sale & Purchase of Natural Gas Agreement (#QU5599.1/2/3) dated April 2, 2001 between Invasion Energy Inc. and Enron Canada Corp.
12. Amendment to Sale & Purchase of Natural Gas Agreement (#QU5599.1/2/3/4/5) dated May 3, 2001 between Invasion Energy Inc. and Enron Canada Corp.
13. Sale & Purchase of Natural Gas Agreement (#QU5884.1) dated March 5, 2001 between Invasion Energy Inc. and Enron Canada Corp.
14. Sale & Purchase of Natural Gas Agreement (#QU5884.2) dated March 5, 2001 between Invasion Energy Inc. and Enron Canada Corp.
15. Sale & Purchase of Natural Gas Agreement (#QQ0778.1) dated February 8, 2001 between Invasion Energy Inc. and Enron Canada Corp.
16. Sale & Purchase of Natural Gas Agreement (#QQ0778.2) dated February 8, 2001 between Invasion Energy Inc. and Enron Canada Corp.
17. Multi-Energy Insurance Package - Policy No. MEP1145 effective September 15, 2000 for a one-year term through Aon Reed Stenhouse Inc.

18. Non-Owned Aircraft Liability Insurance - Policy No. ALN009051 effective September 15, 2000 for a one-year term through Aon Reed Stenhouse Inc.
19. Master Agreement for the Assignment of Service dated October 26, 1999 between Invasion Energy Inc. and Nova Gas Transmission Ltd.

                               TABLE OF CONTENTS

                                                                                      Page
ARTICLE 1 DEFINITIONS AND SCHEDULES...................................................   3
     1.1       Definitions............................................................   3
     1.2       Schedules..............................................................  14
     1.3       References and Headings................................................  14
     1.4       Singular/Plural; Derivatives...........................................  15
     1.5       Statutory References...................................................  15
     1.6       Conflicts..............................................................  15
     1.7       Accounting References..................................................  15
     1.8       Vendor's Knowledge.....................................................  15
ARTICLE 2 PURCHASE AND SALE...........................................................  16
     2.1       Purchase and Sale......................................................  16
     2.2       Payment of Purchase Price..............................................  16
     2.3       Adjustments to Portion of Purchase Price Allocated to Invasion Shares..  17
     2.4       Deposit................................................................  20
     2.5       Payment of Purchase Price..............................................  20
     2.6       Withholding Tax........................................................  20
     2.7       Manner of Payment......................................................  20
ARTICLE 3 CLOSING.....................................................................  20
     3.1       Place and Closing Date.................................................  20
     3.2       Effective Date of Transfer.............................................  21
     3.3       Deliveries at Closing..................................................  21
ARTICLE 4 INTERIM PERIOD..............................................................  24
     4.1       Access.................................................................  24
     4.2       Maintenance of Business and PNG Assets.................................  25
     4.3       Certain Changes Restricted.............................................  25
     4.4       Dealings or Operations re PNG Assets...................................  27
     4.5       Proposals for Dealings or Operations re PNG Assets.....................  27
     4.6       Prohibited Negotiations................................................  29
     4.7       Pre-Closing Events.....................................................  29
     4.8       Insurance..............................................................  29
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARTIES...................................  30
     5.1       Vendors' Representations and Warranties................................  30
     5.2       Skybird Vendors' Representations and Warranties........................  32
     5.3       Representations and Warranties of Manager..............................  34
     5.4       Representations and Warranties of Enron................................  40
     5.5       Purchaser's Representations And Warranties.............................  40
     5.6       Survival Of Representations And Warranties.............................  42
     5.7       No Additional Representations or Warranties............................  42
     5.8       No Merger..............................................................  43

ARTICLE 6 CONDITIONS TO CLOSING.......................................................  43
     6.1       Conditions to the Obligations of the Purchaser to Close................  43
     6.2       Conditions to Obligations of Enron and Vendors to Close................  45
     6.3       Parties To Exercise Diligence With Respect To Conditions, etc..........  46
     6.4       Waiver of Conditions...................................................  46
     6.5       Failure To Satisfy Conditions..........................................  47
ARTICLE 7 TERMINATION.................................................................  47
     7.1       Grounds for Termination................................................  47
     7.2       Effect of Termination..................................................  47
     7.3       Entitlement to Deposit on Termination..................................  48
     7.4       Remedy for Failure to Tender...........................................  48
ARTICLE 8 LIABILITY AND INDEMNIFICATION...............................................  49
     8.1       Defined Terms..........................................................  49
     8.2       Responsibility of Vendors..............................................  49
     8.3       Responsibility of Skybird Vendors......................................  49
     8.4       Responsibility of Enron................................................  50
     8.5       Responsibility of Purchaser............................................  50
     8.6       Limit on Vendors' Responsibility.......................................  51
     8.7       Limit on Skybird Vendors' Responsibility...............................  51
     8.8       Limit on Enron's Responsibility........................................  52
     8.9       Responsibility Extends To Legal Costs and Settlements..................  52
     8.10      Limitations............................................................  52
     8.11      Limitation on Rights or Remedies.......................................  52
     8.12      Procedure - Indemnities................................................  53
     8.13      No Merger of Legal Responsibilities....................................  53
ARTICLE 9 ARBITRATION.................................................................  54
     9.1       Reference to Arbitration...............................................  54
     9.2       Reference to Arbitration...............................................  54
ARTICLE 10 WISER GUARANTEE AND ASSIGNMENT.............................................  54
     10.1      Guarantee..............................................................  54
     10.2      Assignment.............................................................  54
ARTICLE 11 MISCELLANEOUS PROVISIONS...................................................  55
     11.1      Waiver Must Be In Writing..............................................  55
     11.2      Amendment..............................................................  55
     11.3      Assignments Before Closing.............................................  55
     11.4      Service Of Notice......................................................  55
     11.5      Addresses For Notices..................................................  56
     11.6      Costs and Expenses.....................................................  57
     11.7      Further Assurances.....................................................  58
     11.8      Governing Law; Attornment; Etc.........................................  58
     11.9      Invalidity of Provisions...............................................  59

     11.10     Time...................................................................  59
     11.11     Supersedes Earlier Agreements..........................................  59
     11.12     Enurement..............................................................  60
     11.13     Counterpart Execution..................................................  60